The integration and joint share transfer described in this convocation notice involves securities of a foreign bank. This integration and joint share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this convocation notice has been prepared in accordance with generally accepted Japanese accounting standards and may not be comparable to the financial statements of banks in the United States.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and some or all of its officers are residents of a foreign country. You may not be able to sue a foreign bank or its officers in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign bank and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the joint share transfer, such as in open market or privately negotiated purchases.

Securities Code No: 8409
June 10, 2014
To our shareholders:

The Yachiyo Bank, Limited
5-9-2, Shinjuku, Shinjuku-ku, Tokyo, Japan
Representative: President, Isao Sakai

Convocation Notice for the 24th Ordinary General Meeting of Shareholders

Notice is hereby given that the 24th ordinary general meeting of shareholders of The Yachiyo Bank, Limited (the “Bank”) will be held as set forth below.  Your attendance is respectfully requested.

In case you are not able to attend the meeting in person, you are entitled to exercise your voting rights in writing.  Please review the attached reference materials for the general meeting of shareholders, and state on the enclosed voting form whether you are voting “for” or “against” each agenda item and return the form so that it is received no later than 5:15 p.m. on Thursday, June 26, 2014 (Japan time).

Meeting Details

1.	Date/Time: 10:00 a.m. on Friday, June 27, 2014

2.	Venue:	Conference Room on the 3rd floor of the Bank’s Head Office located at 5-9-2, Shinjuku, Shinjuku-ku, Tokyo, Japan

3.	Purposes:

Matters to be Reported

1.	Business report and financial statements for the 23rd fiscal year (April 1, 2013 to March 31, 2014)

2.
Consolidated financial statements and the audit reports by the accounting auditor and board of statutory auditors on the consolidated financial statements for the 23rd fiscal year (April 1, 2013 to March 31, 2014)

Matters to be Resolved

Agenda Item 1: [Omitted, not applicable to the share transfer]

Agenda Item 2: Approval of Share Transfer Plan with The Tokyo Tomin Bank, Limited

Agenda Item 3: [Omitted, not applicable to the share transfer]

Agenda Item 4: [Omitted, not applicable to the share transfer]

Agenda Item 5: [Omitted, not applicable to the share transfer]

Agenda Item 6: [Omitted, not applicable to the share transfer]

End

◎	When attending on the day of the meeting, please submit the enclosed voting form at the reception.
◎
If any corrections are made to the reference materials for the general meeting of the shareholders, the business report, non-consolidated financial statements or consolidated financial statements, the Bank will post such corrections on its website (http://www.yachiyobank.co.jp/).

◎	Please make sure to refer to the map attached at the end of this notice letter when visiting the venue.

(Attached Document)

Business Report for the 23rd Fiscal Year
(Period from April 1, 2013 to March 31, 2014)

1.	Current Status of The Yachiyo Bank, Limited (the “Bank”)

(1)	Progress and Results of Business

Main businesses

The Bank group, consisting of five companies, including the Bank and its four subsidiaries (as of the end of the consolidated fiscal year), is engaged mainly in banking business and also provides other financial services such as credit card business and credit guarantee business.  The Bank group’s assets at the end of the consolidated fiscal year are 2,207.6 billion yen.

Financial and economic circumstances

The Japanese economy in fiscal 2013 started with signs of recovery prompted by initiatives such as economic measures and monetary policies aimed at overcoming deflation as early as possible and revitalizing the economy.  Under these circumstances, corporate earnings rose against the backdrop of the weak yen.   Business outlook also improved in a broad range of industries, particularly among large corporations.  The expectations of economic recovery driven by the decision for Tokyo to host the Olympic Games also helped in improving this business outlook.  Moreover, in addition to the positive effect on assets from improved employment and higher stock prices, consumer spending also improved due to last-minute spending on housing, automobiles, consumer electronics and other goods and services before the consumption tax hike in April 2014, resulting in continuous economic recovery as a whole.

Although a temporary economic decline in reaction to the tax hike is a matter of concern by the market, it is expected that any impact will gradually diminish and the economy will slowly recover as a result of various economic measures and monetary policies.

Progress and results of business

In order to realize its goal to “shift to a stable growth path,” in fiscal year 2013, which was the last fiscal year of the three year medium term management plan, the Bank has acted to promote and establish three initiatives to “strengthen the loan promotion structure which allows for improvement of the quality of borrowers and risk taking,” “realize further evolution of regional sales that are fully functional and more productive,” and “revitalize over-the-counter sales through unified efforts of the head office and sales staff, and pursue concrete results.”  In addition, the Bank focused on strengthening its internal control infrastructure.

Major business measures

Relating to the loan related business, the Bank newly established the “Business Corporate Office” in the Fuchu branch, which aims to pioneer and develop offices in the sales area of branches nearby.  The establishment of this office expanded the number of offices to ten in total.  The Bank also worked to promote and establish the sales infrastructure by increasing corporate sales staff at branches located in areas with business opportunities.

Relating to the deposit related business, as in the previous year, the Bank offered products that took into account corporate social responsibility (CSR) such as the establishment of “‘Yume Sensei (dream teacher) support fixed term deposits” to support teachers, and “university baseball support fixed term deposits” to support university baseball.  In addition, in September 2013, the Bank introduced “Tsunagu Magokoro (carrying on cordiality),” which is a fixed term deposit that provides favorable interest rates for inherited funds.

Relating to financial risk products, the Bank improved a lineup of investment trust and insurance products, and worked to enhance the consulting infrastructure related to asset management and other financial matters by developing the over-the-counter sales function and increasing the number of asset management expert advisors.  In August 2013, the Bank started a campaign to promote a tax exempt small investment program called Nippon (Japan) Individual Savings Account (“NISA”), and also started a campaign relating to utilization of the NISA from January 2014.

As for measures related to branches, the Bank promoted the Atsugi sub-branch to a full branch to enhance the sales infrastructure in the central district of Kanagawa Prefecture in April 2013.  It also renovated and opened the Shakujii Branch in June 2013, which had operated at a temporary location due to an expansion of a road that was in front of the original location.  In July 2013, the Shibuya Branch relocated to a building where the Aoyama-dori Branch is located, in the form of a “branch-in-branch” to operate more efficiently.

Relating to capital, in May 2013, the Bank acquired all of the Class II Preferred Shares issued to Sumitomo Mitsui Trust Bank, Limited for 15 billion yen and cancelled them at the same time.

Results of operation for the fiscal year (consolidated basis)

The results of operation for the Bank group (the Bank and its consolidated subsidiaries) for the consolidated fiscal year are as follows:

Although the Bank worked to improve profitability while making an effort to increase loans in a steady manner, ordinary revenue was 41.1 billion yen, a decrease of 1.6 billion yen from the previous year.  This was due to factors such as a 300 million yen decrease in interest revenue, primarily due to a decline in loan yields, a 500 million yen decrease in other operating revenue partly due to lower gains on sales of bonds and a 600 million yen decrease in other ordinary revenue partly due to a decrease in recoveries of written-off claims.

Expenses decreased by 2.2 billion yen to 32.8 billion yen from the previous year.  This decrease was a result of, among other things, a 600 million yen decrease in general and administrative expenses and a 1.8 billion yen decrease in write-off of bad loans including general allowance for doubtful accounts.

As a result, ordinary income increased by 500 million yen to 8.3 billion yen, and net income increased by 700 million yen to 6.3 billion yen from the previous year.

Issues to be addressed

In October 2013, the Bank executed a basic agreement with The Tokyo Tomin Bank, Limited to establish a joint holding company and to realize a business integration.  Following subsequent discussions between the banks, on May 2, 2014, the board of directors of each of the banks resolved that the banks will establish a joint holding company which will become their sole parent company on October 1, 2014 by way of a share transfer, on the condition that the share transfer is approved at the general shareholders meeting of the respective banks and that necessary approvals and authorizations are obtained from the relevant authorities.

The Bank has had an operating stance of “implementing a major reform with flexibility.”  The Bank has chosen this business integration as one of its strategies to survive a new era, and sees the integration as one of its growth strategies to truly fulfill its social mission and its role as a regional bank in the Tokyo metropolitan area.  Now that the Bank has been able to record stable net income, it hopes to make the next leap forward by implementing measures for the next five and ten years.

In fiscal 2014, when the Bank is to commemorate its 90th anniversary, it will work to boost its growth potential and profitability by having a basic policy of “developing a stable foundation by improving frontline capabilities” and focusing on the following initiatives in order to address any future changes in the Bank’s competitive economic environment:

o	Evolution of the loan promotion function so that it has both a competitive advantage and risk taking capacity;
o	Evolution to a highly productive sales infrastructure that can properly respond to consultations by customers;
o	Evolution of an over-the-counter sales function so that it can pursue results through streamlining administrative work and cooperation with sales and relations staff; and
o	Strengthening of internal control capability balancing with customers’ satisfaction and convenience.

Your continued warm support will be greatly appreciated.

(2)	Asset and profit (loss) of the Bank group and the Bank

A.	Asset and profit (loss) of the Bank group

(100 millions of yen)
	FY2010	FY2011	FY2012	FY2013
Consolidated ordinary revenue	442	443	428	411
Consolidated ordinary income	70	88	77	83
Consolidated net income	67	60	56	63
Consolidated comprehensive income	53	88	82	37
Consolidated net assets	996	1,064	1,134	1,001
Consolidated total assets	20,767	21,883	22,014	22,076
(Note)     Amounts are rounded down to the nearest unit.

B.	Trends of assets and profit (loss) of the Bank

(100 millions of yen)
	FY2010	FY2011	FY2012	FY2013
Deposits	19,487	20,554	20,546	20,791
Time deposits	9,934	10,033	9,759	9,580
Others	9,553	10,520	10,786	11,210
Loans	13,211	13,405	13,768	14,272
Individual clients	3,642	3,638	3,678	3,659
Small and medium-sized enterprises	7,506	7,642	7,636	7,829
Others	2,061	2,125	2,454	2,783
Trading securities	0	0	3	3
Securities	5,586	6,555	6,615	6,286
Government bonds	3,441	3,544	3,369	3,055
Others	2,144	3,010	3,246	3,231
Bonds with stock purchase rights	50	50	50	50
Total assets	20,741	21,856	21,994	22,041
Volume of domestic exchange transactions	46,883	49,414	51,858	52,320
Volume of foreign exchange transactions	(Millions of US dollars)	(Millions of US dollars)	(Millions of US dollars)	(Millions of US dollars)
	812	827	843	860
Ordinary income	(Millions of yen)	(Millions of yen)	(Millions of yen)	(Millions of yen)
	6,344	8,146	7,128	7,827
Net income	(Millions of yen)	(Millions of yen)	(Millions of yen)	(Millions of yen)
	6,626	5,637	5,225	6,125
Net income per share	(yen sen)	(yen sen)	(yen sen)	(yen sen)
	411 95	346 43	323 31	413 13

(Note)	Amounts are rounded down to the nearest unit.

(3)	Employees of the Bank group
A.	Employees of the Bank group
	As of the end of fiscal 2013		As of the end of fiscal 2012
	Banking business	Other	Banking business	Other
Number of employees	1,624 persons	109 persons	1,641 persons	111 persons
(Note )	Number of employees does not include temporary staff and employees on temporary retirement.

B.	Employees of the Bank
	As of the end of fiscal 2013	As of the end of fiscal 2012
Number of employees	1,729 persons	1,739 persons
Average age	40 years and 3 months	40 years and 1 month
Average years of service	16 years and 6 months	16 years and 2 months
Average monthly salary	385,000 yen	384,000 yen
(Note 1)	Number of employees does not include temporary staff and employees on temporary retirement.
(Note 2)	Numbers for average age, average years of service and average monthly salary are rounded down to the nearest unit, respectively.
(Note 3)	Average monthly salary is average monthly total for March, including overtime allowance but excluding bonus.

(4)	Business offices, etc.
A.	Changes in the number of business offices
	As of the end of FY2013		As of the end of FY2012
Tokyo	50 offices	(including 3 sub-branches)	50 offices	(including 3 sub-branches)
Kanagawa	33	(including 2 sub-branches)	33	(including 3 sub-branches)
Saitama	1	(including 0 sub-branches)	1	(including 0 sub-branches)
Total	84	(including 5 sub-branches)	84	(including 6 sub-branches)
(Note 1)	In addition to the above, the Bank has non-store automatic cash facilities at 27 locations (27 locations at the end of the previous fiscal year).
(Note 2)	Shibuya Branch was relocated to inside of the Aoyama-dori Branch as a “branch-in-branch” as of July 1, 2013.

B.	Business offices newly established during the fiscal year
Not applicable.

(Note)     “Ebina Branch, Atsugi Sub-branch” (located in Atsugi, Kanagawa) was changed to the branch status and became “Atsugi Branch” as of April 1, 2013.

C.	List of bank agents
Not applicable.

D.	Status of bank agency services, etc. operated by the Bank
Not applicable.

(5)	Capital investments
A.	Total amount of capital investments
(Millions of yen)
Total amount of capital investments	1,628
(Note)     Amount is rounded down to the nearest unit.

B.	New establishment, etc. of material equipment
(Millions of yen)
Description	Amount
Shakujii Branch / new office	243
Lease assets	512
Software	562
(Note)     Amount is rounded down to the nearest unit.

C.	Retirement, etc. of material equipment
(Millions of yen)
Description	Amount
Shakujii Branch / temporary office	6
Shibuya Branch / old office	6
Old Asakusa Branch	6
(Note)           Amount is rounded down to the nearest unit.

(6)	Major parent companies and subsidiaries, etc.

A.	Parent companies

Not applicable.

B.	Subsidiaries

Name of company	Location	Description of core business	Date of incorporation	Capital	Voting rights held by the Bank (%)	Other
Yachiyo Service Co., Ltd.	5-9-2, Shinjuku, Shinjuku-ku, Tokyo	Cleaning and maintenance of buildings, and supply of advertising goods, etc.	January 23, 1975	Millions of yen 10	100.00	-
Yachiyo Business Service Co., Ltd.	4-14-1, Sendagi, Bunkyo-ku, Tokyo	Concentrated administrative operations relating to e-mails and collection of cash	August 31, 1989	Millions of yen 10	100.00	-
Yachiyo Bank CreditService Co., Ltd.	2-61-3, Higashiikebukuro, Toshima-ku, Tokyo	Credit card operations	April 12, 1991	Millions of yen 142	81.83	-
Yachiyo Credit Guarantee Co., Ltd.	4-6-1, Sagamihara, Chuo-ku, Sagamihara, Kanagawa	Guaranteeing of housing and customer finance	November 30, 1983	Millions of yen 342	97.13	-

(Note 1)	Amount of capital is rounded down to the nearest unit.
(Note 2)	Voting rights held by the Bank are rounded down to the third decimal place.
(Note 3)	The four subsidiaries above are subject to consolidation.
(Note 4)	Yachiyo Agency Co., Ltd. was dissolved as of April 1, 2013 through an absorption-type merger, in which Yachiyo Service Co., Ltd. was the surviving company.

Summary of material business alliances

1.	In alliance with 41 member banks of the Second Association of Regional Banks, the Bank has provided automated cashing services, (called “SCS”) through mutual use of automatic teller machines (ATMs).
2.
In alliance with the 41 member banks of the Second Association of Regional Banks, five city banks, three trust banks, 64 local banks, 268 Shinkin banks (i.e., cooperative regional financial institutions; including Shinkin Central Bank), 136 credit associations (including Shinkumi Federation Bank), 774 associated agricultural cooperative/fishery credit co-operatives association (including Norinchukin Bank and credit federations of agricultural co-operations) and 14 labor banks (including The Rokinren Bank), the Bank has provided automated cashing services, (called “MICS”) through mutual use of ATMs.

3.
In alliance with the 41 member banks of the Second Association of Regional Banks, the Bank has provided data transferring services relating to bulk transfers, etc. with client companies by way of data transmission through the ISDN circuit-switched network and a multi-bank reporting service relating to deposit and withdrawal statements, etc. (called “SDS”)

4.	In alliance with Japan Post Bank Co., Ltd., the Bank has provided automated cashing service and automated deposit service through mutual use of ATMs.
5.	In alliance with Seven Bank, Ltd., the Bank has provided automated cashing service and automated deposit service through ATMs installed inside convenience stores, etc.
6.	In alliance with AEON Bank, Ltd., the Bank has provided automated cashing service and automated deposit service through ATMs installed inside shopping centers, etc.
7.
The Bank entered into a business/capital alliance agreement with The Sumitomo Trust and Banking Co., Ltd. (currently, Sumitomo Mitsui Trust Holdings, Inc.) on March 17, 2006 and has been seeking to expand income and improve corporate value and its financial base through mutual support.

In respect of operations, The Sumitomo Trust and Banking Co., Ltd. and the Bank work together in business relating to wills and trusts, matching of businesses, real property solution services, investment trust, and national pension fund, etc., as well as mutual usage of ATMs without charge.

(7)	Business transfer, etc.

Not applicable.

(8)	Other material matters concerning current situation of the Bank

Not applicable.

4.	The Bank Stock

(1)	Number of shares

Total number of authorized shares	Common shares	45,000,000 shares
Total number of outstanding shares	Common shares	15,522,000 shares
(Note) Numbers of shares are rounded down to the nearest thousands.

(2)	Number of shareholders at fiscal year end

Number of shareholders at fiscal year end	9,352 common shareholders
In addition to the above, the number of shareholders who hold a fractional unit of common stock is 17,135.

(3)	Major shareholders

Name of shareholders	Investment in the Bank
	Shares held (thousands)	Ownership (%)
Sumitomo Mitsui Trust Bank, Limited	2,290	14.75(15.40)
Japan Trustee Services Bank, Ltd. (Trust Account)	504	3.24 (3.39)
Yachiyo Bank Employee Stock Ownership Plan	478	3.07 (3.21)
The Master Trust Bank of Japan, Ltd. (Trust Account)	267	1.72 (1.79)
Mitsui Sumitomo Insurance Company, Limited	255	1.64 (1.71)
UBS AG LONDON A/C IPB SEGREGATED CLIENT ACCOUNT	251	1.61 (1.69)
CBNY DFA INTL SMALL CAP VALUE PORTFOLIO	184	1.19 (1.24)
The Kyoei Fire and Marine Insurance Company, Limited	172	1.10 (1.15)
Mizuho Securities Co., Ltd.	158	1.02 (1.06)
Nomura Holdings, Inc.	150	0.96 (1.00)

Notes:

1.	Numbers of shares held are rounded down to the nearest thousands.
2.	Ownership is rounded down to the second decimal place.
3.
Ownership in the parenthesis represents the ratio to the total number of the outstanding shares less 657,000 treasury shares at the end of the business year (treasury shares calculated after deducting 19,000 shares held by trust-type employee stock ownership plan).

Basis of Presenting Consolidated Financial Statements

(1)	Matters Relating to Scope of Consolidation

①	Number and names of consolidated subsidiaries: 4

Names of consolidated subsidiaries
Yachiyo Service Co., Ltd.
Yachiyo Business Service Co., Ltd.
Yachiyo Bank CreditService Co., Ltd.
Yachiyo Credit Guarantee Co., Ltd.

(Change to scope of consolidation)
Yachiyo Agency Co., Ltd. was merged with Yachiyo Service Co., Ltd., as the surviving company, as of April 1, 2013 and, therefore, excluded from the scope of consolidation from the consolidated fiscal year.

②	Number and names of non-consolidated subsidiaries and subsidiary companies, etc.

Not applicable.

(2)	Matters Relating to Application of Equity Accounting Method

Not applicable.

(3)	Matters Relating to Business Year, etc. of Consolidated Subsidiaries

The date of financial statements of consolidated subsidiaries is as below.
March 31:	4 subsidiaries

Consolidated Balance Sheets
(as of March 31, 2014)

(Millions of yen)
Item	Amount	Item	Amount
(Assets) Cash and due from banks	62,149	(Liabilities) Deposits	2,076,396
Call loans and bills bought	44,661	Negotiable certificates of deposit	1,300
Other debt purchased	2,438	Borrowed money	170
Trading account securities	342	Foreign exchange	7
Money held in trust	27	Bonds with stock purchase rights	5,000
Securities	630,926	Other liabilities	9,848
Loans and bills discounted	1,427,828	Reserve for employee bonuses	898
Foreign exchange	3,145	Net defined benefit liabilities	6,190
Other assets	6,042	Reserve for loss on dormant deposit repayments	566
Tangible fixed assets	30,408	Deferred tax liabilities for land revaluation	2,961
Buildings	7,794
Land	20,686	Acceptances and guarantees	4,215
Lease assets	575
Construction in progress	61
Other tangible fixed assets	1,290
Intangible fixed assets	1,915
Software	1,642	Total liabilities	2,107,553
Software in progress	14	(Net Assets)
Lease assets	24	Common stock	43,734
Other intangible fixed assets	233	Capital surplus	32,922
Deferred tax assets	7,422	Retained earnings	23,573
Customers’ liabilities for acceptances and guarantees	4,215	Treasury stock	(1,759)
Reserve for possible loan losses	(13,857)	Total shareholders’ equity	98,471
		Net unrealized gain on available-for-sale securities, net of taxes	2,124
		Deferred gains or losses on hedge	(16)
		Excess for land revaluation	341
		Remeasurements of defined benefit plans	(910)
		Total accumulated other comprehensive income	1,537
		Minority interests	101
		Total net assets	100,110
Total assets	2,207,664
		Total liabilities and net assets	2,207,664

Consolidated Statements of Income
(from April 1, 2013 until March 31, 2014)

(Millions of yen)
Item	Amount
Ordinary revenue		41,185
Interest revenue	29,866
Interest on loans and discounts	23,093
Interest on and dividends on securities	6,111
Interest on call loans and bills purchased	144
Interest on deposits with banks	23
Other interest revenue	494
Fees and commissions	5,276
Other operating revenue	3,649
Other ordinary revenue	2,393
Gain on reversal of reserve for possible loan losses	146
Recoveries of written-off claims	737
Other ordinary revenue	1,509
Expenses		32,858
Interest expenses	1,469
Interest on deposits	1,340
Interest on negotiable certificates of deposit	0
Interest on call money and bills sold	0
Interest on payables under securities lending transactions	1
Interest on borrowed money	4
Interest on bonds with stock purchase rights	107
Other interest expenses	15
Fees and commissions	1,866
Other operating expenses	111
General and administrative expenses	27,147
Other expenses	2,263
Other expenses	2,263
Ordinary income		8,327
Extraordinary income		0
Income from disposal of fixed assets	0
Extraordinary losses		40
Loss on disposal of fixed assets	40
Income (loss) before income taxes		8,286
Income taxes - current	1,276
Income taxes - deferred	633
Total income taxes		1,909
Income (loss) before minority interests		6,377
Minority interests in net income		10
Net income (loss)		6,366

Consolidated Statements of Changes in Shareholders’ Equity
(from April 1, 2013 until March 31, 2014)
(Millions of yen)
	Shareholders’ equity
	Common stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at the beginning of the period	43,734	32,922	33,533	(1,854)	108,336
Changes during the period
Surplus dividend			(1,338)		(1,338)
Net income			6,366		6,366
Acquisition of treasury stock				(15,041)	(15,041)
Disposition of treasury stock		12		136	148
Cancellation of treasury stock		(15,000)		15,000	―
Transfer from retained earnings to capital surplus		14,987	(14,987)		―
Changes of items other than those in equity capital during the consolidated period (net amount)
Total of changes during the period	―	―	(9,959)	95	(9,864)
Balance at the end of the period	43,734	32,922	23,573	(1,759)	98,471

(Millions of yen)
	Accumulated other comprehensive income					Minority interests	Total net assets
	Net unrealized gain (loss) on available-for-sale securities	Deferred gains or losses on hedge	Excess for land revaluation	Remeasurements of defined benefit plans	Total accumulated other comprehensive income
Balance at the beginning of the period	4,731	(22)	341	―	5,049	92	113,479
Changes during the period
Surplus dividend							(1,338)
Net income							6,366
Acquisition of treasury stock							(15,041)
Disposition of treasury stock							148
Cancellation of treasury stock							―
Transfer from retained earnings to capital surplus							―
Changes of items other than those in equity capital during the consolidated period (net amount)	(2,606)	5	―	(910)	(3,511)	8	(3,503)
Total of changes during the period	(2,606)	5	―	(910)	(3,511)	8	(13,368)
Balance at the end of the period	2,124	(16)	341	(910)	1,537	101	100,110

Notes to Consolidated Financial Statements

Amounts are rounded down to the nearest million yen.

Subsidiaries, subsidiary companies and affiliated companies are as defined in Article 2, paragraph 8 of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.

1.	Notes regarding Accounting Treatment

(1)	Evaluation standard and evaluation method regarding trading account securities

Trading account securities are stated at market value. (The cost of sales is determined principally by the moving average method.)

(2)	Evaluation standard and evaluation method regarding securities

Held-to-maturity debt securities are stated at amortized cost using the moving average method (fixed amount method).  Of available-for-sale securities, shares with market value are, as a general rule, carried at the average market value of the month prior to the date of consolidated financial statements, while those other than shares with market value are carried at market value, etc. on the date of consolidated financial statements.  (The cost of sales is determined principally by the moving average method.) Available-for-sale securities whose market values are considered to be extremely difficult to assess are stated at cost or amortized cost using the moving average method.

Net unrealized gains or losses on available-for-sale securities are recognized directly into net assets in full.

(3)	Evaluation standard and evaluation method regarding derivatives

Derivatives are carried at market value.

(4)	Depreciation of fixed assets

①	Tangible fixed assets (excluding lease assets)
Depreciation of tangible fixed assets of the Bank is computed by declining-balance method.   (Depreciation of buildings, excluding facilities attached to the buildings, acquired on or after April 1, 1998 is computed based on straight-line method.)

The useful lives of tangible fixed assets are principally as follows:
Buildings:      6 to 50 years
Equipment:    2 to 20 years

Depreciation of tangible fixed assets of the consolidated subsidiaries is computed principally using the declining-balance method according to their estimated useful lives.

②	Intangible fixed assets (excluding lease assets)
Depreciation of intangible fixed assets is computed using the straight-line method.

Costs of computer software developed or obtained for internal use is principally amortized over the estimated useful lives of 5 years, which is set by the Bank and consolidated subsidiaries.

③	Lease assets
Depreciation of lease assets included in “Tangible fixed assets” and “Intangible fixed assets” relating to finance lease transactions not involving the transfer of ownership is computed using the straight-line method over the lease period (deemed as the useful life).  Regarding residual value, the amount where there is a residual value guarantee in the lease agreement will be deemed as the residual guarantee amount, and the rest will be set at zero.

(5)	Reserve for possible loan losses

The Bank’s reserve for possible loan losses is made in accordance with the internal write-off and provisioning criteria as follows:

The reserve for claims against borrowers who are actually subject to legal bankruptcy proceedings such as bankruptcy proceedings or special liquidations (“Bankrupt Borrowers”) and borrowers who are in a similar situation (“Virtually Bankrupt Borrowers”) is provided based on the book value after direct write-off as set forth in the second to the last paragraph of this item (5) and after deduction of the amounts expected to be collected through the disposition of collateral or through the execution of guarantees.

The reserve for claims against borrowers who are not currently bankrupt but are likely to become bankrupt (“Borrowers with Bankruptcy Concerns”) is provided based on the amount required taking into account the overall solvency assessment of each borrower after deduction of the amounts expected to be collected through the disposition of collateral or through the execution of guarantees.

For claims (i) against Borrowers with Bankruptcy Concerns or borrowers with respect to whom the Bank has eased lending terms, (ii) whose credit exceeds a certain threshold, and (iii) whose cash flows from the collection of principal and interest can be reasonably estimated, the difference between cash-flow discounted at the agreed interest rate prior to easing lending terms and debt book value is accounted as reserve for possible loan losses (cash flow estimate method).

For loans other than the above, a reserve is provided based on the calculation with reference to actual defaults arising during a defined period in the past.

All claims have been reserved as outlined above in accordance with the following steps: based on criteria applicable to the self-assessment of assets, sales-related divisions carry out assessment of the assets, and an asset audit division, which operates independently from the sales-related divisions, audits the assessment results.

The estimated uncollectible amount of collateralized or guaranteed claims against Bankrupt Borrowers and Virtually Bankrupt Borrowers, which is computed by deducting the assessed amount of collateral and amount expected to be collectible from guarantees,  is 5,118 million yen, and is directly deducted from the amount of such collateralized or guaranteed claims.

With respect to reserve for possible loan losses of consolidated subsidiaries is provided in an amount considered necessary after taking into account actual loan loss ratios and other factors, and reserve for specific claims against Borrowers with Bankruptcy Concerns and other similar borrowers is provided in an amount considered uncollectible after taking into account the recoverability of each loan.

(6)	Reserve for employee bonuses

Reserve for employee bonuses is provided for the payment of bonuses to employees in the estimated amount of future payments that is attributable to the consolidated fiscal year.

(7)	Reserve for loss on dormant deposit repayments

The reserve for loss on dormant deposits repayments is provided for reimbursement of deposits which stopped being recognized as loss to depositors upon their requests,  in an amount the Bank considers necessary after estimating reimbursement loss arising from potential reimbursement requests in the future.

(8)	Accounting regarding employee retirement benefits

To calculate employee retirement benefit obligations, the Bank applies the straight-line attribution to attribute the estimated amount of employee retirement benefits to a period until the end of the consolidated fiscal year.  The methods of expensing prior service cost and actuarial difference are as follows.

Service cost:	Service costs are amortized on a declining-balance basis over the period of 12 to 13 years in which they arise within average maturities of employees’ period of service.
Actuarial difference:
Unrecognized actuarial gains or losses are amortized on a straight-line basis over the period of 11 to 15 years from the consolidated fiscal year following the year in which they arise within average maturities of employees’ period of service.

The unrecognized initial transition losses of 5,255 million yen, which resulted from adopting a new accounting standard, have been amortized on a straight-line basis over a period of 15 years after deducting diminished amount due to return of the subrogated portion of employees’’ pension fund and diminished amount due to transfer of a part of lump sum payment of retirement allowance to defined pension plan.

Consolidated subsidiaries adopt the simplified method that recognizes voluntary base employee retirement benefits at the end of the fiscal year as employee retirement benefit obligations to calculate liabilities with regards to employee retirement benefits and to employee retirement benefits cost.

(9)	Foreign currency translation

The Bank and consolidated subsidiaries’ assets and liabilities denominated in foreign currencies are translated into Japanese yen at the exchange rates prevailing at the date of the consolidated financial statements.

(10)	Hedge accounting

Hedging interest rate risk

When accounting for interest rate risk hedges for financial assets and liabilities, the Bank applies deferred hedge accounting as stipulated in the Treatment of Accounting and Auditing of Application Standard for Financial Instruments in the Banking Industry (Japanese Institute of Certified Public Accountants Industry Audit Committee, Report No. 24, the “Industry Audit Committee Report No. 24”).  The Bank performs the hedge effectiveness testing by grouping hedged items (such as deposits and loans) and the hedging instruments (such as interest swaps) by respective maturities.

The Bank’s consolidated subsidiaries do not conduct transactions that are subject to hedge accounting.’

(11)	Consumption taxes

Transactions subject to consumption tax and municipal consumption tax of the Bank and its consolidated subsidiaries are recorded exclusive of consumption taxes.

Change in Accounting Policy

The Bank adopted the “Accounting Standard for Retirement Benefits” (ASBJ Statement No. 26 of May 17, 2012) and the “Guidance on Accounting Standard for Retirement Benefits” (ASBJ Guidance No. 25 of May 17, 2012) at the end of the consolidated fiscal year (excluding the provisions specified in the main text of paragraph 35 of the Accounting Standard for Retirement Benefits and the main text of paragraph 67 of the Guidance on Accounting Standard for Retirement Benefits). The retirement benefit obligations after deducing pension asset is accounted as liabilities with regard to retirement benefits starting the end of the consolidated fiscal year.

The Accounting Standard for Retirement Benefits and its incidental Guidance have been adopted pursuant to the transitional treatment defined in paragraph 37 of the Accounting Standard for Retirement Benefits.  Unrecognized actuarial gains or losses and unrecognized prior service costs after adjusting tax effect are accounted as measurements of defined benefit plans in total accumulated other comprehensive income at the end of the consolidated fiscal year.

As a result, 6,190 million yen liabilities with regard to retirement benefits are accounted at the end of the consolidated fiscal year.  Deferred tax assets increased by 504 million yen while total accumulated other comprehensive income decreased by 910 million yen.

Impact on per share information is noted where applicable.

Unapplied Accounting Standard, etc.

1.	Accounting Standard for Retirement Benefits and its incidental Guidance (May 17, 2012)

(1)	Outline

The accounting standard and guidance stated above have been revised, in light of improvements in financial reporting and the trend toward international convergence, mainly for the purpose of enhancing the accounting methods for unrecognized actuarial gains or losses and unrecognized prior service cost, the methods for calculating projected retirement benefit obligations and service costs, and disclosure of those retirement obligations and costs.

(2)	Date of adoption

The Bank intends to adopt these accounting standard and guidance effective the beginning of the consolidated fiscal year commencing on April 1, 2014.

(3)	Effects of application of the Accounting Standard, etc.

Retained earnings at the beginning of the consolidated fiscal year starting April 1, 2014 are expected to increase by 377 million yen as a result of application of these accounting standard and guidance.

2.	Accounting Standard for Business Combinations and its incidental Guidance (September 13, 2013)

(1)	Outline

The accounting standard and guidance stated above have been revised mainly regarding (i) treatment of changes in equity of subsidiaries held by the parent company which continues its control through additional acquisition of subsidiary companies’ shares, (ii) treatment of costs related to acquisition, (iii) treatment of temporary accounting, and (iv) presentation of net assets and transfer from minority interests to non-controlling interests.

(2)	Date of adoption

The Bank intends to adopt these accounting standard and guidance effective the beginning of the consolidated fiscal year commencing on April 1, 2015.

(3)	Effects of application of the Accounting Standard, etc.

The effects of application of these accounting standard and guidance are currently being examined.

Notes

Notes to the Consolidated Balance Sheet

1.	Securities loaned under lending agreement (bond lending transaction) in the amount of 4,100 million yen are included in government bonds.

2.	Of loans, loans to Bankrupt Borrowers are 689 million yen and delinquent loans are 51,413 million yen.

Loans to Bankrupt Borrowers are non-accrual loans (excluding loans written off) for which circumstances apply as stipulated in Article 96, paragraph 1, item (iii), (a) through (e) or Article 96, paragraph 1, item (iv) of the Order for Enforcement of the Corporation Tax Act (Cabinet Order No. 97 of 1965).  Non-accrual loans are loans having no prospects for recovery or repayment of principal or interest, for which payment of principal or interest has not been received for a substantial period or for other reasons.

Delinquent loans are those loans other than loans to Bankrupt Borrowers and loans for which interest payments have been rescheduled with the objective of assisting these borrowers in management restructuring.

3.	Loans overdue for three months or more are 24 million yen.

Loans overdue for three months or more are loans whose payments of principals or interest have not been received for three months or more after the following day of the agreed payment date, excluding loans to Bankrupt Borrowers and delinquent loans.

4.	Restructured loans are 4,565 million yen.

Restructured loans are loans with negotiated terms preferable to the borrowers such as the reduction of interest rate, grace of interest and principal payments, and forgiveness of debt, etc. with the objective of assisting these borrowers in management restructuring.  They exclude loans to Bankrupt Borrowers, delinquent loans and loans overdue for three months or more.

5.	The total amount of loans to Bankrupt Borrowers, delinquent loans, loans overdue for three months or more and restructured loans is 56,693 million yen.

The amount of loans from 2 to 5 above is the amount before deducting reserve for possible loan losses.

6.
Bills discounted have been accounted for as financing transactions in accordance with the Japanese Institute of Certified Public Accountants Industry Audit Committee Report No. 24.  The Bank has the right to sell, pledge (re-pledge) or otherwise dispose of these commercial bills and foreign currency bills purchased, etc. without restrictions. The total face value of these bills is 17,295 million yen.

7.
The carrying amount of the loans in which the Bank participated under loan participation agreements and which are accounted for loans to original obligors in accordance with the Accounting and Display for Loan Participation (Japanese Institute of Certified Public Accountants Accounting System Committee Report No. 3) was 3,500 million yen.

8.	Assets pledged as collateral are as follows:
Assets pledged as collateral
Securities        1,133 million yen

Other assets        18 million yen

Liabilities corresponding to pledged assets
Deposits             448 million yen

In addition to the above, 60,788 million yen in securities is pledged as collateral for transactions such as foreign currency settlement, third-party administration of foreign exchange settlement, settlement of industry universal system, and interest rate swap transactions, or as substitute for forward margin of future trading.

Other assets include 1,446 million yen guarantee deposits.

9.
Commitment line agreements related to overdrafts and loans represent contracts with customers to extend overdrafts or loans up to agreed amounts in customers’ loan applications as long as there is no violation of any condition in the contracts.  The unused amount of such commitment line agreements was 358,033 million yen.  Of these, commitment line agreements whose remaining terms to maturities are one year or less are 34,487 million yen.

The amount of unexercised commitment lines does not necessarily affect the future cash flows of the Bank or its subsidiaries or consolidated subsidiary companies because many of such agreements are terminated without being exercised.  Most of these contracts have provisions which stipulate the Bank or its subsidiaries may refuse the extension of loans or decrease the commitment line due to certain changes in the financial markets, or certain issues in securing loans or other reasonable grounds.

At the inception of the contracts, the Bank and its consolidated subsidiaries and subsidiary companies obtains real estate, securities or other valuables as collateral where deemed necessary. In addition, the Bank and its consolidated subsidiaries and subsidiary companies perform periodic reviews of the customers’ business results and other circumstances based on internal rules, and take necessary measures to reconsider terms of contracts and may require additional collateral or guarantees.

10.
Pursuant to the Act on Revaluation of Land (Act No. 34 of March 31, 1998), the Bank has revalued the land used for business purposes.  Of difference incurred from revaluation, the amount equivalent to tax regarding the revaluation difference is accounted in liabilities as deferred tax liabilities for land revaluation, while revaluation difference net of these deferred tax liabilities is accounted in net assets as excess for land revaluation.

The date of revaluation: March 31, 1998

Revaluation method stipulated in Article 3, paragraph 3 of the Act on Revaluation of Land:
The fair value of land is determined using the method stipulated in Article 2, item 4 of the Order for the Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 of March 31, 1998), which reads “the method reflecting reasonable adjustment of the land value calculated using the method established and published by the Commissioner of the National Tax Agency to calculate land value that forms the basis of calculating taxable amount subject to land value tax stipulated in Article 16 of the Land Value Tax Act (Act No. 69 of 1991).”

Difference between the total market value and the total book value of the land used for business purposes that is subject to revaluation pursuant to Article 10 of the Act on Revaluation of Land:
6,537 million yen

11.	Aggregate of accumulated depreciation of tangible fixed assets are 19,732 million yen.

12.	Aggregate of advanced accumulated depreciation of tangible fixed assets are 780 million yen.

(Aggregate of advanced accumulated depreciation of tangible fixed assets for the consolidated fiscal year is 243 million yen.)

13.	Bonds with stock purchase rights are subordinated bonds.

14.	Of bonds in securities, the guarantee obligations on private placement bonds (as specified in Article 2, paragraph 3 of the Financial Instruments and Exchange Act) are 840 million yen.

Notes to Consolidated Statements of Income

“Other expenses” includes 1,328 million yen of written-off loans, 71 million yen of losses on sales of stocks and other securities and 46 million yen of losses on devaluation of stocks.

Notes to Consolidated Statements of Changes in Shareholders’ Equity

1.	Class and total number of shares issued and treasury stock
(Shares)
	Number of shares at the beginning of the consolidated fiscal year	Number of shares increased during the consolidated fiscal year	Number of shares decreased during the consolidated fiscal year	Number of shares at the end of the consolidated fiscal year	Remarks
Shares issued
Common stock	15,522,991	―	―	15,522,991
Class II preferred stock	1,500,000	―	1,500,000	―	(Note 1)
Total	17,022,991	―	1,500,000	15,522,991
Treasury stock
Common stock	716,089	13,674	52,517	677,246	(Note 3)
Class II preferred stock	―	1,500,000	1,500,000	―	(Note 2)
Total	716,089	1,513,674	1,552,517	677,246
(Note 1)	1,500,000 shares of number of shares decreased during the consolidated fiscal year for the Class II preferred stock is due to cancellation of all of the shares issued as of May 21, 2013.
(Note 2)
1,500,000 shares of number of shares increased during the consolidated fiscal year for the Class II preferred stock is due to acquisition of all of the shares issued as of May 21, 2013, and 1,500,000 shares of number of shares decreased during the consolidated fiscal year is due to cancellation of all of the shares as of the same day.

(Note 3)
13,674 shares of number of shares increased during the consolidated fiscal year for the common stock were acquired through purchase of fractional units, and 52,517 shares of number of shares decreased during the consolidated fiscal year is total of (i) 52,400 shares of treasury stock that were disposed of to trust units by way of the third-party allotment in connection with the introduction of the ESOP and that were sold for the consolidated fiscal year and (ii) 117 shares of fractional units sold.

2.	Matters Relating to Dividends

(1)	Dividends paid during the consolidated fiscal year

Resolution	Type of shares	Total amount of dividend (millions of yen)	Amount per share (yen)	Record date	Effective date
Ordinary general meeting of shareholders held on June 27, 2013	Common stock	446	30	March 31, 2013	June 28, 2013
	Class II preferred stock	450	300	March 31, 2013	June 28, 2013
Board of Directors meeting held on November 12, 2013	Common stock	446	30	September 30, 2013	December 4, 2013
Total	―	1,342	―	―	―
(Note)
Total amount of dividend on common stock pursuant to the resolution of the ordinary general meeting of shareholders held on June 27, 2013 includes 2 million yen of dividends on shares held by the ESOP.  Moreover, total amount of dividend on common stock pursuant to the resolution of the board of directors meeting held on November 12, 2013 includes 1 million yen of dividends on shares held by the ESOP.

(2)	Dividend whose effective date falls after the last date of the consolidated fiscal year and whose record date falls during the consolidated fiscal year
Matters relating to dividends on common stock have been proposed as an agenda item for approval of the shareholders at the ordinary general meeting of shareholders to be held on June 27, 2014 as follows:

①	Total amount of dividend:	Common stock at 445 million yen
②	Amount per share:	Common stock at 30 yen
③	Record date:	March 31, 2014
④	Effective date:	June 30, 2014

Dividends will be sourced from retained earnings.

(Note)
Total amount of dividend on common stock pursuant to the resolution of the ordinary general meeting of shareholders to be held on June 27, 2014 includes 0 million yen of dividends on shares held by the ESOP.

Notes to Financial Instruments

1.	Matters Relating to the Conditions of Financial Instruments

(1)	Policy on Financial Instruments

The Bank group focuses on banking business and provides financial services, such as credit card operations and credit guarantee operations.  Through the banking business that represents a large part of its services, the Bank group has managed funds through loans and bills discounted to small and medium-sized enterprises and individuals, etc. or securities based on deposits, etc. mainly from local customers.  Since the Bank group mainly holds financial assets and liabilities subject to interest rate fluctuations, it applies integrated risk asset liability management (ALM) to minimize unfavorable financial impact from interest rate fluctuations, and the Bank group engages in derivative transactions as part of the ALM.

In addition, none of the consolidated subsidiaries of the Bank has engaged in derivative transactions or other similar trading.

(2)	Contents and Risk of Financial Instruments

The main financial assets of the Bank group consist of loans and bills discounted to domestic customers, among which loans and bills discounted to small and medium-sized enterprises and individuals account for more than 99% on the basis of the number of borrowers and more than 80% on the basis of the balance.  These customers are subject to economic trends, changes in financial and economic conditions, such as property values and interest rates, and large companies, etc.  Furthermore, since the Bank’s principal territories are Tokyo and northeastern part of Kanagawa, economic activities in such area will have an impact on the Bank.  Particularly, with the high demand for funds from companies engaging in property trading and individuals engaging in real estate leasing in such area, the Bank group provides slightly more lending to such sectors than other banks engaging in businesses in other areas.  While the Bank group has been promoting diversified lending in small lots or to various sectors, 26% of loans and bills discounted as of the date of consolidated financial statements for the fiscal year pertain to property trading or real estate leasing, and thus, the Bank group is subject to changes in economic environments surrounding such real property businesses.  Given the above, the Bank group is subject to credit risk arising from non-performance of contracts by customers.

Securities held are classified as held-to-maturity bonds or bonds for other purposes, and the other are shares, investment trust and Investments in investment partnerships, etc.  Trading account securities held are available-for-sale that are limited to bonds not subscribed for and bonds purchased.  Bonds held by some of the consolidated subsidiaries are classified as securities for other purposes.  Each of these securities is subject to an issuer’s credit risk, interest fluctuation risk and price fluctuation risk.

The Bank’s derivative transactions consist of (i) interest rate swap for a fixed rate loan to hedge the risks of interest rate fluctuations, (ii) bond futures and option trading to mitigate the risks of bond price fluctuations, and (iii) stock index futures and stock-index option trading to mitigate the risks of stock price fluctuations.  Financial instruments hedged by derivative transactions are limited to those relating to transactions with customers and securities held by the Bank.  Interest swap agreements are executed only with banks with high credit worthiness.  For the evaluation method of hedge effectiveness, the Bank evaluates effectiveness of a hedge offsetting price fluctuations by grouping and identifying hedged loans and bills discounted, etc. and hedging interest rate swap transactions, etc. for a certain period (remaining) to maturity.  Moreover, the Bank engages in foreign exchange forwards, etc. as other derivative transactions.

(3)	Risk Management for Financial Instruments

①	Credit risk management
In accordance with credit policy, which lays out basic principles for credit risk management, the Bank group determined policies and standards, etc. for credit business operations, management of individual debtors and cases, portfolio management, credit limit for each segment or company, reporting and improvement of status of credit risk management, collateral evaluation, management of problematic borrowers, and internal ratings, etc. in relation to the credit business, and maintains and manages the system for credit control.  Such credit control is being performed by each sales branch and credit-related divisions at the headquarters.  Moreover, the Bank group holds the Management Council meeting attended by the management and the Board of Directors meeting, etc. regularly for discussions and reporting, and the Management Audit Department performs an audit of the status of credit risk.  Credit risk of issuers of securities and outstanding counterparty risks arising from derivative transactions are managed by the Risk Control Department and the Market Finance Department by obtaining credit information and fair values on a regular basis.

②	Market risk management

(i)	Interest rate risk

The Bank group manages interest rate fluctuation risk through the ALM.  In addition, the Bank group explicitly states details of risk management system and risk management method and procedures in its internal regulations concerning the ALM.  On a daily basis, the Risk Control Department identifies interest rates and durations of financial assets and liabilities as a whole and monitors market risks through measurement of VaR and BPV, gap analysis and simulation analysis, etc. to identify and analyze outstanding interest rate risks.  After examining them at the ALM sectional meeting and the Risk Management Committee, examination results are reported to the Integrated Risk Management Council on a monthly basis to discuss future measures.  In addition, the Bank group also engages in derivative transactions of interest rate swaps through the ALM in order to hedge the risks of interest rate fluctuations.

(ii)	Exchange risk

The Bank group manages exchange fluctuation risk by controlling the increase and decrease of exchange positions.

(iii)	Price fluctuation risk

Investment products, including securities, are held according to the basic policy set forth in the Risk Management Basic Rules, and in accordance with the Market Sector Basic Rules.  Among such investment products, the Market Finance Department purchases investment products from outside, making efforts to mitigate price fluctuation risk through regular monitoring, as well as preliminary review and setting of investment cap.  Most of ’securities managed by the Sales Promotion Department and the General Affairs Department are held for the purpose of promoting businesses, including business and capital alliances.  The Sales Promotion Department and the General Affairs Department monitor the market conditions and financial conditions of corporate customers.  Such information is reported at the Management Council meeting through the Corporate Planning Department.

(iv)	Derivative transactions

For derivative transactions, the Bank group engages in daily operations in accordance with management rules (balance requirements, risk control rules, etc.) established for each derivative transaction.  A risk hedging policy based on expectations of future interest rates and identification of and measures for various risks associated with derivatives are discussed at an ALM sectional meeting, and after being examined at the Risk Management Committee, the propriety of risk control is determined, based on such examination, at the Integrated Risk Management Council consisting of directors and managing directors.

(v)	Disclosure of the quantitative information on market risk, etc.

Most of the financial instruments held by the Bank group that are subject to market risk are loans and bills discounted, securities and deposits.  The Bank group calculates VaR of financial assets and liabilities, including the above-stated financial instruments, on a monthly basis and compares it with capital allocated to market risk by sector and risk category, verifying the soundness of management.  In such manner, the VaR is being used as an indicator of business management.  When calculating the VaR, the Bank group adopts the variance-covariance method (holding period of 1 day to 1 year; confidence interval of 99%; observation period of 1 to 5 years). Outstanding market risks of the Bank group totaled 28,910 million yen as of March 31, 2014. The Bank group applies back testing to compare the volume of VaR calculated under the model with actual results.  As a result of back testing implemented during the fiscal year, the Bank group believes that the current measurement model can measure market risk with sufficient accuracy.  However, the VaR method may be ineffective in measuring risks in situations where market circumstances drastically change beyond what is normally expected, as the method measures outstanding market risks at certain occurrence rates statistically calculated based on past changes in the market.

③	Liquidity risk management arising from financing operations
Liquidity risk of the Bank group is managed through the ALM by managing funds of the whole group on a timely basis, as well as adjusting the short and long-term financing taking into consideration diversified means to obtain capital and market environment.

(4)	Supplementary Explanation of Matters Relating to Fair Value of Financial Instruments
Fair values of financial instruments include those determined based on market prices, and values deemed to be market prices reasonably determined when financial instruments do not have market prices.  Because certain assumptions are adopted when calculating such values, values determined using this method may differ when adopting different assumptions.

2.	Matters Relating to Fair Value of Financial Instruments

The following are book values, fair values, and differences as of March 31, 2014.  Unlisted stocks and similar instruments whose fair values are extremely difficult to determine are excluded from the table below (Please see (Note 2).).  In addition, descriptions of immaterial items in the consolidated balance sheet are omitted.
(Millions of yen)
	Consolidated book value	Market value	Difference
(1) Cash and due from banks	62,149	62,149	―
(2) Call loans and bills purchased	44,661	44,661	―
(3) Trading account securities
Trading-purpose securities	342	342	―
(4) Securities
Securities held to maturity	279,130	287,409	8,279
Available-for-sale securities	348,129	348,129	―
(5) Loans and bills discounted	1,427,828
Reserve for possible losses (*1)	(13,716)
	1,414,111	1,417,472	3,360
Total assets	2,148,524	2,160,163	11,639
(1) Deposits	2,076,396	2,076,354	(42)
Total liabilities	2,076,396	2,076,354	(42)
Derivative transactions (*2)
Derivative transactions not qualifying for hedge accounting	(20)	(20)	―
Derivative transactions qualifying for hedge accounting	(25)	(25)	―
Total derivative transactions	(46)	(46)	―

(*1)	The provision of general reserve for possible loan losses and provision for individual loan losses corresponding to Loans and bills discounted are deducted.
(*2)	Derivative transactions included in Other assets and Other liabilities are presented collectively.
Claims and debts arising from derivative transactions are presented on a net basis. Negative figures represent a liability balance after netting.

(Note 1)	Method for calculating the fair value of financial instruments

Assets

(1)	Cash and due from banks

For due from banks that have no maturity date, the carrying book value approximates fair value.  For due from banks that have a maturity date, the current value is calculated by discounting it using an interest rate assumed to be applicable to similar new deposits, according to categories based on the remaining period.

(2)	Call loans and bills purchased

The carrying book value approximates fair values because of the short remaining period (one year or less) to maturity of these assets.

(3)	Trading account securities

Fair value of bonds held for dealing operations is based on published prices such as reference statistical prices for OTC bond transactions published by the Japan Securities Dealers Association and JS Prices.

(4)	Securities

Fair value of bonds is based on prices such as reference statistical prices for OTC bond transactions published by the Japan Securities Dealers Association, JS Prices, and prices offered by correspondent financial institutions.

Fair market values of privately-placed bonds guaranteed by the Bank are calculated by discounting the future cash flow using an interest rate assumed to be applicable for similar new bonds, on the basis of certain factors such as internal ratings, guarantee ratios and remaining periods.  The carrying book value approximates fair values because of the short remaining period (one year or less) to the maturity of these assets.

Fair value of stock is based on prices quoted on securities exchanges.

Additional information based on the classification of securities is included in Note “Securities.”

(5)	Loans and bills discounted

For loans and bills discounted with interest rate reset based on market rates, the carrying value approximates fair value because there is only a short period when the actual rates differ from the market interest rates unless credit conditions of borrowers have changed significantly.

For loans with fixed interest rates, fair market values are calculated by grouping loans according to loan types, borrower categories, and loan terms, creating a cash flow reflecting credit risks, and then discounting such cash flow at a market interest rate.  For those with a short period remaining to maturity (one year or less), carrying value approximates fair value.

For loans to bankrupt borrowers, virtually bankrupt borrowers, and borrowers with bankrupt concerns, as the estimated loan losses is calculated based on the current value of the future cash flow or the amounts such as the estimated amount recoverable from collateral and guarantees, the amount obtained by deducting the amount recorded as reserve for possible loan losses from the amount recorded as receivables, etc. in the balance sheet as of the consolidated date of financial statements approximates fair value.

For loans and bills discounted without fixed maturity, carrying value approximates fair value because specific loan characteristics which include limiting loan amounts to within the value of assets pledged as collateral.

Liabilities

(1)	Deposits

For demand deposits, the book value recognized on the consolidated date of financial statements which represents the required payment amounts approximates fair value.  In addition, fair value of fixed term deposits is calculated by classifying them on the basis of their terms and by discounting future cash flows.  The discount rates are determined based on interest rates offered for new deposits.  For those with a short period remaining to maturity (one year or less), book value approximates fair value.

Derivative transactions

Derivative transactions include interest rate-related transactions (interest-rate swaps), currency-related transactions (currency future and currency swaps), bond-related transactions (bond futures, bond futures options and  bond over-the-counter options), and stock-related transactions (stock price index futures and stock price index options).  Fair values of these transactions are based on  prices quoted on securities exchanges or on discounted current values.

(Note 2)
The carrying amount of financial instruments whose fair values are deemed to be extremely difficult to determine are indicated below, and are not included in “Assets (4) Available-for-sale securities” in fair value information of financial instruments.

(Millions of yen)
Category	Carrying amount
(1) Unlisted stocks (*1) (*2)	1,732
(2) Investments in investment partnerships (*3)	1,934
Total	3,666

(*1)
The Group do not consider unlisted stocks as being subject to fair value disclosure requirements because these securities have no market prices available and there is no reliable valuation technique to estimate fair value.

(*2)	No impairment amount is recorded for the consolidated fiscal year.
(*3)
The Group do not consider investments in investment partnerships that consist of unlisted stocks and other financial instruments for which there is no reliable valuation technique to estimate fair value as being subject to fair value disclosure requirements.

(Note 3)	Projected redemption amounts for money claims and securities that have maturity dates after the consolidated date of financial statements.
(Millions of yen)
	1 year or less	More than 1 year but not more than 3 years	More than 3 years but not more than 5 years	More than 5 years but not more than 7 years	More than 7 years but not more than 10 years	More than 10 years
Due from banks	39,270	―	―	―	―	―
Call loans and bills purchased	44,661	―	―	―	―	―
Securities
Bonds held to maturity	7,050	85,840	13,488	45,232	98,862	28,500
Available-for-sale securities that have maturity dates	45,807	31,901	132,453	28,976	91,271	4,329
Loans and bills discounted (*)	265,663	250,709	194,780	117,398	183,920	307,669
Total	402,452	368,451	340,721	191,607	374,054	340,498

(*)
Not included above are loans and bills discounted amounting to 53,811 million yen for which redemption amounts cannot be reliably measured such as loans and bills discounted to bankrupt borrowers, virtually bankrupt borrowers, and borrowers with bankruptcy concerns and 53,874 million yen which have no maturity dates.

(Note 4)	Scheduled repayment amount for other interest-bearing debts after the consolidated date of financial statements.
(Millions of yen)
	1 year or less	More than 1 year but not more than 3 years	More than 3 years but not more than 5 years	More than 5 years but not more than 7 years	More than 7 years but not more than 10 years	More than 10 years
Deposits (*)	1,983,683	83,383	5,667	98	65	3,499
Total	1,983,683	83,383	5,667	98	65	3,499

(*)	Demand deposits are included in deposits with maturity dates of one year or less.

Notes on Securities

In addition to “Securities” in the consolidated balance sheet, “Trading account securities,” negotiable deposit under “Cash and due from banks” and trust beneficiary interests under “Other debt purchased” are included.

1.           Trading-purpose securities (as of March 31, 2014)

Valuation difference included in gains/losses of the consolidated fiscal year (millions of yen)
Trading-purpose securities	(1)

2.           Bonds held to maturity (as of March 31, 2014)

	Type	Book value (Millions of yen)	Market value (Millions of yen)	Difference (Millions of yen)
Bonds of which fair value is exceeding consolidated balance sheet amount	Japanese Government Bonds	165,135	169,745	4,609
	Municipal Government Bonds	27,037	28,165	1,127
	Corporate bonds	79,955	82,489	2,533
	Foreign securities	2,000	2,025	25
	Subtotal	274,128	282,424	8,296
Bonds of which fair value is not exceeding consolidated balance sheet amount	Japanese Government Bonds	3,000	3,000	―
	Municipal Government Bonds	―	―	―
	Corporate bonds	1,001	1,001	(0)
	Foreign securities	1,000	983	(16)
	Subtotal	5,001	4,984	(17)
Total		279,130	287,409	8,279

3.           Available-for-sale securities (as of March 31, 2014)

	Type	Book value (Millions of yen)	Acquisition cost (Millions of yen)	Difference (Millions of yen)
Bonds of which fair value is exceeding consolidated balance sheet amount	Stocks	4,949	3,259	1,689
	Bonds	176,806	175,060	1,745
	Japanese Government Bonds	49,836	49,789	46
	Municipal Government Bonds	24,570	24,295	275
	Corporate Bonds	102,399	100,975	1,423
	Other	12,205	11,914	290
	Subtotal	193,961	190,235	3,726
Bonds of which fair value is not exceeding consolidated balance sheet amount	Stocks	5,802	6,315	(513)
	Bonds	142,273	142,564	(291)
	Japanese Government Bonds	90,619	90,807	(188)
	Municipal Government Bonds	15,081	15,117	(35)
	Corporate Bonds	36,573	36,640	(67)
	Other	18,530	18,730	(200)
	Subtotal	166,606	167,611	(1,004)
Total		360,567	357,846	2,721

4.	Bonds held to maturity sold during the consolidated fiscal year (from April 1, 2013 to March 31, 2014)

Not applicable

5.	Available-for-sale securities sold during the consolidated fiscal year (from April 1, 2013 to March 31, 2014)

	Amount of sale (Millions of yen)	Total gain (Millions of yen)	Total loss (Millions of yen)
Shares	3,117	122	71
Bonds	590,233	2,755	12
Japanese Government Bonds	435,796	1,927	12
Municipal Government Bonds	36,663	272	―
Corporate bonds	117,773	555	―
Other	1,955	157	9
Total	595,307	3,035	93

6.	Securities of which purpose has been changed

Not applicable

7.	Securities for which we posted impairment loss

For the securities other than trading-purpose securities (excluding those whose fair values are deemed to be extremely difficult to determine), and whose market value had dropped substantially compared to their cost of acquisition, we applied fair value in the consolidated balance sheet and recognized impairment loss for unrealized loss in the consolidated statement of operations (“recognition of impairment loss”) unless the securities in question are deemed to have a reasonable likelihood of returning to their acquisition cost level.
The impairment loss recorded for the consolidated fiscal year is 46 million yen in stock.
Securities whose market values have dropped by at least 50%, compared to their acquisition costs, and do not have a reasonable likelihood of returning to their acquisition cost levels within the foreseeable future is considered to have “dropped substantially” and is generally subject to impairment.

Securities whose market values have dropped by at least 30% but less than 50%, compared to their acquisition costs, is considered to have “dropped significantly” taking into account certain factors such as the issuer’s credit standing and the average market price for the past year, and is subject to impairment, with the exception of securities deemed to have a reasonable likelihood of returning to their acquisition cost levels within the foreseeable future.

Money Held in Trust

1.	Money held in trust for investment purposes (as of March 31, 2014)

Not applicable

2.	Money held in trust to be held to maturity (as of March 31, 2014)

Not applicable

3.	Other money held in trust (not for investment or to be held to maturity) (as of March 31, 2014)

	Book value (Millions of yen)	Acquisition cost (Millions of yen)	Difference (Millions of yen)	Money held in trust of which fair value is exceeding consolidated balance sheet amount (Millions of yen)	Money held in trust of which fair value is not exceeding consolidated balance sheet amount (Millions of yen)
Other money held in trust	27	27	―	―	―

(Note 1)	The book value is recorded using the fair value based on the prices such as the market price at the end of the consolidated fiscal year.

(Note 2)
Each of “Money held in trust of which fair value is exceeding consolidated balance sheet amount” and “Money held in trust of which fair value is not exceeding consolidated balance sheet amount” is a breakdown of “Difference.”

Lease Real Property

Because the total amount of lease real property was not material, the Bank omitted its descriptions.

Notes on Tax-effect Accounting

Pursuant to the Act on Partial Revision of Income Tax, etc. (Act No. 10 of 2014) promulgated on March 31, 2014, special income tax for reconstruction has been abolished from the business year commencing on or after April 1, 2014.  In connection with this revision, the statutory effective tax rate used for calculating deferred tax assets and deferred tax liabilities imposed on temporary differences expected to be reversed during the business year commencing on April 1, 2014 has been reduced from previous 38.01% to 35.64%.  As a result of this change of tax rate, deferred tax assets has been reduced by 164 million yen, net unrealized gain on available-for-sale securities, net of taxes increased by 4 million yen, and income tax – deferred increased by 169 million yen.

Per Share Information

Net assets per share	6,736.58 yen
Net income per share	429.43 yen
Diluted net income per share	384.96 yen

(Note)
The Bank adopted the Accounting Standard for Retirement Benefits (ASBJ Statement No. 26 of May 17, 2012, the “ASBJ Standard”) and the Guidance on Accounting Standard for Retirement Benefits (ASBJ Guidance No. 25 of May 17, 2012, the “ASBJ Guidance”) at the end of the consolidated fiscal year (excluding the provisions specified in the main text of paragraph 35 of the ASBJ Standard and the main text of paragraph 67 of the ASBJ Guidance), and is subject to a transitional treatment as stipulated in paragraph 37 of the ASBJ Standard.

As a result, Net assets per share for the consolidated fiscal year has reduced by 61.35 yen.

Notes on Business Combinations

The consolidated fiscal year (from April 1, 2013 to March 31, 2014)

Business combinations under common control and other similar transactions

(1)
Names of the parties to businesses combination, their business, the date of business combination, legal form of business combination, name of the combined entity and overview of business combination including the purpose of business combination

①	Names of the parties to the business combination and their businesses

●	Acquiring company
Name:	Yachiyo Service Co. Ltd. (the Bank’s consolidated subsidiary)
Business:	Building cleaning, maintenance and management and other similar services
●	Combined company
Name:	Yachiyo Agency Co., Ltd. (the Bank’s consolidated subsidiary)
Business: Procurement of advertising items and other similar services

②	Date of business combination

April 1, 2013

③	Legal form of business combination

Absorption-type merger under which Yachiyo Service Co. Ltd. (the Bank’s consolidated subsidiary) was a surviving company and Yachiyo Agency Co., Ltd. (the Bank’s consolidated subsidiary) was an extinct company

④	Name of combined entity

Yachiyo Service Co. Ltd. (the Bank’s consolidated subsidiary)

⑤	Overview of business combination including the purpose of business combination

The purpose of the business combination is to develop an appropriate business management system commensurate with the size of the Bank’s consolidate subsidiary, and to make the management of the Bank group more streamlined and efficient.

(2)	Overview of Accounting in Connection with the Share Transfer

In accordance with the Accounting Standard for Business Combinations (ASBJ Statement No. 21 of December 26, 2008), and the Revised Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures (ASBJ Guidance No. 10 of December 26, 2008), the business combination is regarded as a transaction under common control.

Material Subsequent Events

The Bank and The Tokyo Tomin Bank, Limited (President: Akihiro Kakizaki, “Tokyo Tomin Bank,” and together with the Bank collectively, the “Banks”), at the meeting of the respective board of directors held on May 2, 2014, resolved that the Banks will establish Tokyo TY Financial Group, Inc. (the “Joint Holding Company”) which will become their sole parent company on October 1, 2014 (the “Effective Date”) by way of share transfer (the “Share Transfer”) and resolved the outline of the Joint Holding Company and the terms and conditions of the Share Transfer, on the condition that the share transfer is approved at the general shareholders meeting of the respective Banks and approvals and authorizations are obtained from the relevant authorities.  In addition, the Banks executed the Business Integration Agreement and jointly prepared the Share Transfer plan on the same day.

1.	Background and Purpose

(1)	Background

The Banks discussed and considered establishing a Joint Holding Company through the Share Transfer on or around October 1, 2014.

The Banks have separately worked to establish stable profit foundations by achieving their corporate missions as regional banks with head offices located in Tokyo, the capital city of Japan.  At the same time, the Banks entered into a Memorandum of Understanding regarding Consideration of a Business Cooperation in 2000, and since then have developed a long relationship of mutual trust which has enabled them to earnestly and quickly tackle problems through measures such as entering into an ATM alliance, sharing a common mailing system, and recently holding co-sponsored client business meetings.

However, it is envisioned that the future operating environment for the local financial businesses in the Tokyo metropolitan area will become more severe as the economic environment that the Banks are competing in changes with time.  For example, the number of businesses is expected to decrease, and population decline is anticipated in the near future as a result of dwindling birthrates and aging of the population.  Furthermore, regional banks in rural areas are expected to expand their businesses to the metropolitan area, where intense competition with major banks and other financial institutions already exist.  In such an environment, in order to demonstrate their position as leaders among the regional banks and to contribute to the local economy, establishing a firm management foundation where the Banks may make their presence felt in the market in terms of both size and quality has become their important business goal.

Under such circumstances, the Banks have mutually recognized that it is in their best business interest to develop a new regional financial group (the “New Financial Group”) based in metropolitan Tokyo, where the Banks are based, by enhancing their existing business cooperation and pooling their business resources.  The Banks have accordingly reached the final agreement on the business integration.

(2)	Purpose

With the objective of maximizing corporate value, the Banks have chosen to establish a joint holding company through the Share Transfer in order to realize the synergistic effect of the integration at an early date while capitalizing on the local brands of the respective Banks.  Under the New Financial Group, the Banks will facilitate sharing sophisticated consulting functions with each other, developing products and services tailored to customer needs, strengthening relationships with local governments, and integrating overlapping operations.  Through such efforts, the Banks aim to contribute to the local communities by improving corporate value through better customer satisfaction, increased competitiveness and more efficient management.

2.	Method of Share Transfer, Details of Allotment in Share Transfer

(1)        Method of share transfer

The shares of the Banks held by the respective Banks’ shareholders are expected to be transferred to the Joint Holding Company as of October 1, 2014, and the new shares issued by the Joint Holding Company are expected to be allotted to the shareholders of the Banks.  However, the schedule or form of business integration may change in the future upon discussion between the Banks based on consideration of applicable laws and regulations and other factors.

(2)        Allotment of shares (share transfer ratio)

Name	Yachiyo Bank	Tokyo Tomin Bank
Share transfer ratio	1	0.37

(Note 1)	Share transfer ratio

Yachiyo Bank shareholders will receive 1 share of the Joint Holding Company common stock for each share of Yachiyo Bank common stock, and Tokyo Tomin Bank shareholders will receive 0.37 shares of the Joint Holding Company common stock for each share of Tokyo Tomin Bank common stock. The number of shares per unit of the Joint Holding Company will be 100 shares.

Shareholders of the Banks who will receive fractional shares of the Joint Holding Company common stock through the Share Transfer will be paid an amount equivalent to such fractional shares pursuant to Article 234 of the Companies Act and other related laws and regulations.

(Note 2)	Number of new shares to be delivered by the Joint Holding Company (planned)

29,225,724 shares of common stock

The above number is based on the total number of issued and outstanding shares of Yachiyo Bank common stock as of March 31, 2014 (15,522,991 shares) and the total number of issued and outstanding shares of Tokyo Tomin Bank common stock as of March 31, 2014 (40,050,527 shares).  Each bank plans to cancel its treasury stock that it owns, to the extent practically possible, until right before the Joint Holding Company acquires all of the Banks’ issued and outstanding shares (the “Record Time”).  Accordingly, the number of Yachiyo Bank treasury stock as of March 31, 2014 (657,846 shares) and the number of Tokyo Tomin Bank treasury stock as of March 31, 2014 (1,238,150 shares) are excluded in calculating the above-mentioned number of new shares of common stock to be delivered by the Joint Holding Company.

If the number of the Banks’ treasury stock as of March 31, 2014 changes on or before the Record Time, such as where a shareholder of Yachiyo Bank or Tokyo Tomin Bank exercises its right to demand that such bank repurchases such shareholder’s shares, the number of new shares to be delivered by the Joint Holding Company may change.

(Note 3)	Treatment of fractional units

The shareholders of the Banks who receive a fractional unit (a unit equals 100 shares) of the Joint Holding Company common stock as a result of the Share Transfer will not be able to sell their fractional units on the TSE or another financial instruments exchange.  The shareholders who hold such fractional unit may compel the Joint Holding Company to repurchase their fractional units in accordance with the provisions of Article 192(1) of the Companies Act.  In accordance with Article 194(1) of the Companies Act and pursuant to the Joint Holding Company’s Articles of Incorporation, the shareholders holding fractional units may compel the Joint Holding Company to offer for sale the number of shares necessary to achieve a whole unit (100 shares) with respect to shares for which they only have a fractional unit.

3.         Schedule

October 10, 2013 (Thursday)	Execution of the Basic Agreement regarding Consideration of the Business Integration between the Banks
March 31, 2014 (Monday)	The record date for the ordinary general meetings of shareholders of the Banks
May 2, 2014 (Friday)	Board meetings of the Banks to approve the business integration agreement and the Share Transfer plan
May 2, 2014 (Friday)	Execution of the business integration agreement and preparation of the Share Transfer plan by the Banks
June 27, 2014 (Friday) (planned)	Ordinary general meetings of shareholders of the Banks to approve the Share Transfer plan
* In addition to the ordinary general meeting of shareholders, Tokyo Tomin Bank plans to hold a class shareholders meeting for its common shareholders to approve the Share Transfer plan.
September 26, 2014 (Friday) (planned)	Delisting the shares of the Banks from the TSE
October 1, 2014 (Wednesday) (planned)	Registration of the incorporation of the Joint Holding Company (Effective Date)
October 1, 2014 (Wednesday) (planned)	Listing of shares of the Joint Holding Company

4.         Overview of Party to Share Transfer (as of end of December 2013)

Trade name	The Tokyo Tomin Bank, Limited
Business	General banking business
Establishment date	December 12, 1951
Location of the head office	2-3-11, Roppongi, Minato-ku, Tokyo, Japan
Representative	President Akihiro Kakizaki
Capital	48,120 million yen
Issued and outstanding shares	40,050,527 shares
Total assets (consolidated)	2,570,378 million yen
Net Assets (consolidated)	84,656 million yen
Account balance (non-consolidated)	2,406,614 million yen
Loan balance (non-consolidated)	1,824,288 million yen
Fiscal year end	March 31
Results of operations	Fiscal year	FY ended March 31, 2013
	Ordinary revenue (consolidated)	46,951 million yen
	Ordinary income (consolidated)	3,294 million yen
	Net income (consolidated)	2,577 million yen

5.         Overview of the Newly Established Company (Joint Holding Company)

(1) Trade name	Tokyo TY Financial Group, Inc.
(2) Business	Management of banks and companies that are permitted to be owned as subsidiaries under the Banking Act, and all other work incidental thereto
(3) Location of the head office	5-9-2, Shinjuku, Shinjuku-ku, Tokyo
(4) Representatives and offices (planned)	Chairman and Representative Director:	Isao Sakai	(currently, President of Yachiyo Bank)
	President and Representative Director:	Akihiro Kakizaki	(currently, President of Tokyo Tomin Bank)
	Director:	Isao Kobayashi	(currently, Chairman of Tokyo Tomin Bank)
	Director:	Kazuyuki Takahashi	(currently, Senior Managing Director of Yachiyo Bank)
	Director:	Hirokazu Tahara	(currently, Senior Managing Director of Yachiyo Bank)
	Director:	Takashi Sakamoto	(currently, Senior Managing Director of Tokyo Tomin Bank)
	Director:	Keizo Ajioka	(currently, Managing Director of Tokyo Tomin Bank)
	Director:	Kenji Suzuki	(currently, Managing Director of Yachiyo Bank)
	Director:	Akio Sato	(currently, Outside Company Auditor of Tokyo Tomin Bank)
	Director:	Ryuji Miura	(currently, Outside Company Auditor of Yachiyo Bank)
	Company Auditor:	Kazunori Tada	(currently, Company Auditor of Yachiyo Bank)
	Company Auditor:	Yasuhiko Katayama	(currently, Company Auditor of Tokyo Tomin Bank)
	Company Auditor:	Nobuko Inaba	(currently, certified public accountant of Hayabusa Audit Corporation)
	Company Auditor:	Kayo Todo	(currently, attorney of Kohwa Sohgoh Law Offices, and professionally goes by Kayo Kurosawa)
	Substitute Company Auditor:	Kenji Endo	(currently, attorney of Endo Law Offices)
(Substitute for Company Auditor Nobuko Inaba)
	Substitute Company Auditor:	Yuriko Miyamura	(currently, certified tax accountant of Hongo Tsuji Tax & Consulting)
(Substitute for Company Auditor Kayo Todo)
(Note 1)  Directors Akio Sato and Ryuji Miura are outside directors defined under Article 2(15) of the Companies Act.
(Note 2)  Company Auditors Nobuko Inaba and Kayo Todo are outside company auditors defined under Article 2(16) of the Companies Act.

(5) Capital	20,000 million yen
(6) Capital reserve	5,000 million yen
(7) Fiscal year end	March 31

6.	Overview of Accounting in Connection with the Share Transfer

The purchase method of accounting is expected to be used, since the Share Transfer is regarded as an acquisition under the Accounting Standards for Business Combinations.  The amount of goodwill (or negative goodwill) arising as a result of the Share Transfer has not been determined at the present stage.

Cautionary Statement Regarding Forward-Looking Statements

This convocation notice contains forward-looking statements that reflect the Bank’s plans and expectations. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the Bank and the other relevant parties actual results, performance, achievements or financial position to be materially different from any future results, performance, achievements or financial position expressed or implied by these forward-looking statements. These forward-looking statements may be identified by words such as ‘believes’, ‘expects’, ‘anticipates’, ‘projects’, ‘intends’, ‘should’, ‘seeks’, ‘estimates’, ‘future’ or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. Actual results may differ materially in the future from those reflected in forward-looking statements contained in this document, due to various factors including but not limited to: failure of the parties to agree on some or all of the terms of the transactions; failure to obtain a necessary shareholders’ approval; inability to obtain some or all necessary regulatory approvals or to fulfill any other condition to the closing of the transaction; changes in laws or accounting standards, or other changes in the business environment relevant to the parties; challenges in executing our business strategies; the effects of financial instability or other changes in general economic or industry conditions; and other risks to consummation of the transaction.

The Yachiyo Bank, Limited, Convocation Notice/Supplementary Volume
Ordinary General Meeting of Shareholders Agenda

Agenda Item 2: Approval of Share Transfer Plan with the Tokyo Tomin Bank, Limited

The Bank and The Tokyo Tomin Bank, Limited (“Tokyo Tomin Bank,” and together with the Bank collectively, the “Banks”) agreed to establish Tokyo TY Financial Group, Inc. (the “Joint Holding Company”) which will become their sole parent company on October 1, 2014 (the “Effective Date”) by way of share transfer (the “Share Transfer”).  The Banks resolved the Share Transfer at the meetings of their Board of Directors held on May 2, 2014, and on the same day executed the Business Integration Agreement with respect to the business integration of the Banks and jointly prepared the Share Transfer plan.

Approval is hereby sought for the share transfer plan (the “Share Transfer Plan”) regarding the Share Transfer.

The reasons for the Share Transfer and the outline of the Share Transfer Plan and other matters related to this agenda item are as follows.

1.	Reasons for Share Transfer

The Banks have worked to establish stable profit foundations by achieving their corporate missions as regional banks with head offices located in Tokyo, the capital city of Japan. At the same time, the Banks have entered into a Memorandum of Understanding regarding Consideration of a Business Cooperation in 2000, and since then have developed a long relationship of mutual trust which has enabled them to earnestly and quickly tackle problems through measures such as entering into an ATM alliance, sharing a common mailing system, and recently holding co-sponsored client business meetings.

However, it is envisioned that the future operating environment for the local financial businesses in the Tokyo metropolitan area will become more severe as the economic environment that the Banks are competing in changes with time. In order to demonstrate their position as leaders among the regional banks and to contribute to the local economy, establishing a firm management foundation where the Banks may make their presence felt in the market in terms of both size and quality has become their important business goal.

Under such circumstances, the Banks have mutually recognized that it is in their best business interest to develop a new regional financial group (the “New Financial Group”) based in metropolitan Tokyo, where the Banks are based, by enhancing their existing business cooperation and pooling their business resources. The Banks have accordingly executed the Business Integration Agreement under which the Joint Holding Company will be incorporated on October 1, 2014, and jointly prepared the Share Transfer plan.

With the objective of maximizing corporate value, the Banks will establish a Joint Holding Company through the Share Transfer in order to realize the synergistic effect of the integration at an early date while capitalizing on the local brands of the respective Banks.

The New Financial Group will be born as one of the largest regional financial groups based in Tokyo that is a leader in the markets for small and medium-sized enterprises and local individuals, having distinctive features such as to: (i) provide highly convenient services to local customers utilizing its network of more than 160 branches mainly in Tokyo and northeastern Kanagawa; (ii) contribute to the local community by coordinating with local governments and economic organizations such as the local chambers of commerce, and implementing its corporate social responsibility (“CSR”) activities; (iii) provide mainly small-sized enterprises to medium-sized enterprises with sophisticated financial functions that are tailored for their growth process and speedy customer responses; and (iv) provide various types of customers with sophisticated financial services using the Banks’ know-how and ability to make appropriate business proposals.

With a management philosophy of being “a financial group for small and medium-sized enterprise customers and individual customers in the Tokyo metropolitan area, which contributes to the development of local communities through comprehensive financial services,” the New Financial Group aims to become the region’s No. 1 urban-type regional financial group truly favored by customers in the Tokyo metropolitan area.  To accomplish this goal, the New Financial Group is expected to pursue sustainable growth by realizing the synergistic effect of the integration at an early date while capitalizing on the local brands of the respective Banks with business strategies focused on (i) improving its business foundation, (ii) strengthening its regional financial functions, and (iii) improving its operational efficiency.  By doing so, the New Financial Group hopes to meet the expectations of their shareholders and business partners.

The Tokyo Tomin Bank, Limited
Business Report and Financials

Business Report for the 92nd Fiscal Year (Period from April 1, 2013 to March 31, 2014)

1.	Current Status of The Tokyo Tomin Bank, Limited (the “Bank”)

(1)       Progress and Results of Business

Main businesses

The Bank provides financial services as a regional financial institution in Tokyo, and mainly conducts the following businesses: deposits, loans, securities, domestic exchange, foreign exchange and sales of investment trust and insurance products.

Financial and economic circumstances

In fiscal 2013, the Japanese economy slowly recovered despite certain negative influences such as increasing raw material and fuel prices.  Corporate earnings have been improving and capital investments have picked up against the backdrop of factors such as the impact of various economic measures and monetary policies.  Moreover, higher stock prices have pushed up consumer confidence.  Consumer spending also increased due to last-minute spending on consumer goods before the consumption tax hike in April 2014.

In Tokyo, where the Bank mainly operates, business confidence of small and medium-sized companies has also been improving as a whole, despite concerns over increasing energy prices and prices of raw materials and goods.  Such business confidence and expectation of economic recovery stems from factors such as the recent decision to host the 2020 Olympic Games in Tokyo.  Moreover, positive effects on assets resulting from the weaker yen and rising stock prices allowed for steady growth of consumer spending and boosted the economy.  Employment continued to improve, as there were positive signs such as an increase in new job openings.

Progress and results of business

Under these financial and economic circumstances, the Bank had established fiscal year 2013, the second year of its medium term management plan (which runs from April 2012 to March 2015) called “I-SHI-N” (meaning reform, tacit understanding and prestige in Japanese), as a year of sustained growth.  To this end, the Bank actively developed various concrete measures to implement its management strategies to “improve frontline capabilities,” “improve management efficiency” and to “foster a vibrant corporate culture”.

To “improve frontline capabilities,” the Business Development Department was newly established to further promote proposal based sales, and focus on functions such as business financing to small and medium-sized companies and middle-ranked companies in their business successions and revitalizations.  The Bank also focused on efforts to realize its customer consulting and financial intermediary functions, such as by reorganizing and consolidating its Loan Division and tasking the Loan Management Department to support business improvement to its customers.

Moreover, in order to expand its market channels and strengthen its marketing function, the Bank relocated its Shinjuku Branch and its Private Plaza Shinjuku, promoted Wakabadai sub-branch of the Tama Branch into a branch, and opened loan plazas in Chofu and Wakabadai.  The Bank also established new bases for corporate customers, enhanced the internet banking function, and consistently strived to provide services to customers from the customer’s viewpoints.

To “improve management efficiency,” for the purpose of reducing and strategically allocating expenses, the Bank has faithfully reviewed the amount of office equipment held in each branch based on their workload, etc.  The Bank also worked to improve administrative and operational efficiency in corporate credit assessment, and enhanced the financial instrument sales support system by increasing the number of consultants specialized in asset management consulting.

To “foster a vibrant corporate culture,” in order to improve its strength as an organization, the Bank changed its evaluation system in human resources from a result-oriented system to a contribution oriented system.  It also strengthened its training efforts, such as by providing a series of loan training for junior bankers to strengthen loan sales, and worked to foster “personnel who can think and act quickly.”  Moreover, with the aim of better customer satisfaction, the Bank made efforts to further improve its over-the-counter services such as direct customer services, and, such efforts have been highly recognized by external evaluators.  In addition, the Bank has been active in corporate social responsibility (CSR) activities, by for example, supporting the Sports Festival Tokyo 2013.

The Bank plans to relocate its head office to a new location that is suitable to the Bank, which mainly operates in the Tokyo metropolitan area, in or around the spring of 2017.  Through the relocation, the Bank plans to establish a system where it can provide better financial services than ever to further contribute to the local communities.  Moreover, the Bank will work to improve operational and energy efficiency, to ensure that the Bank is prepared for earthquakes and disasters, and further improve its corporate value.

Under these conditions, the Bank’s loan balance increased for fiscal 2013 as the Bank actively accommodated local customers’ needs, against the backdrop of the domestic economy showing signs of recovery.  The Bank’s sale of investment trust products and other financial instruments also grew in a steady manner, due to factors such as improvements in market conditions.  As a result, the Bank recorded ordinary income of 4.7 billion yen and net profit of 4.2 billion yen, which were at a level exceeding the Bank’s expectations.

Regarding dividend distribution for fiscal 2013, as announced, the Bank has decided to pay an annual dividend of 20 yen per share, a 5 yen increase from 15 yen per share from the previous year.

Bank’s performance

Deposit business

The Bank’s balance of deposits at the end of the fiscal year was 2,368.7 billion yen, an increase of 27 billion yen from the previous year-end as a result of marketing with care for corporate and individual customers.

Loan business

The Bank’s balance of outstanding loans at the end of the fiscal year was 1,831.5 billion yen, an increase of 44.5 billion yen from the previous year-end as a result of the Bank having actively accommodated local companies’ financial demands and strengthening its efforts in housing loans and other products.

Securities business

The Bank sought to diversify its investments and invested mainly in government bonds with high liquidity and low risks.  The Bank’s balance of securities at the end of the fiscal year was 513.1 billion yen, a decrease of 44.2 billion yen from the previous year end.

Foreign exchange business

While the Bank’s foreign exchange transactions of fiscal 2013 decreased by 533 million dollars to 4,107 million dollars, trade-related transactions increased by 34 million dollars to 1,487 million dollars, against the backdrop of the gradually recovering domestic economy.

Investment trust and insurance sales

The Bank’s sales of investment trust products remained strong with average monthly sales of over 8 billion yen, and the net investment trust asset balance at the end of the fiscal year of 143.4 billion yen, which is at the same level as the previous year.

With respect to the over-the-counter sales of insurance policies, the balance of insurance policies at the end of the fiscal year equaled 118.6 billion yen, a decrease of 9.3 billion yen from the previous year-end, partly due to an increase of maturity of long-term variable life insurance policies.

Profit and loss

The Bank’s ordinary revenue was 44.4 billion yen, ordinary expenses was 39.7 billion yen, ordinary income was 4.7 billion yen, and net profit was 4.2 billion yen.  In terms of the Bank group’s consolidated performance, ordinary revenue was 45.6 billion yen, ordinary expenses was 39.7 billion yen, ordinary income was 5.9 billion yen and net profit was 4.9 billion yen.

Branches

As of the end of the fiscal year, the Bank had 72 branch offices, including the head office, five sub-branch offices and eight independent automatic cash facilities.  In addition, it has 26 automatic teller machines (ATMs) installed within the premises of 21 Keio railway stations.

Issues to be addressed

As an outlook for the future, weakness of the economy remains following the last-minute demand for consumer goods in connection with the consumption tax hike in April 2014.  However, it is expected that such weakness will gradually diminish, and the economy will mildly recover due to an increase of public investments and capital investments, and support by the government’s various policies such as growth strategies and additional economic measures.  At the same time, the Bank believes that the risks of domestic downturn resulting from decline in growth overseas, such as the economic slump in emerging countries, must also be taken into consideration.

In the coming years, the financial industry is expected to (i) further demonstrate its consulting function such as supporting customers in improving their management, (ii) improve customer service, (iii) contribute to the local communities through initiatives such as corporate social responsibility (CSR) activities, (iv) engage in compliance measures such as measures that respond to antisocial forces, (v) develop and properly manage internal control systems, risk management systems and other management control systems, (vi) increase growth potential and profitability and (vii) further strengthen financial standings.  The Bank will earnestly work to meet those expectations and make efforts to improve its regional presence, and keenly and properly respond to customer needs.  The Bank recognizes that its most important management issue is the pursuit of further improvement in its financial strength.

This is the final fiscal year of the medium term management plan “I-SHI-N” (meaning reform, tacit understanding and prestige), and is the year of “surging ahead” for the Bank’s sustainable growth.  The Bank will steadily implement various measures based on three management strategies to “improve frontline capabilities,” “improve management efficiency” and “foster a vibrant corporate culture” in order to make this a year worth calling the year of “surging ahead.”

The Bank and The Yachiyo Bank, Limited had continued discussions regarding business integration following the basic agreement reached last October, and on May 2, 2014 executed the Business Integration Agreement.

The holding company to be established in October 2014 is named “Tokyo TY Financial Group, Inc.”  As one of the largest regional financial institutions based in Tokyo, where people and corporations in Japan are concentrated, the group expects to establish a new business model and further demonstrate its position as a leader among the regional banks, and plans to pursue sustainable growth by implementing various measures to maintain and capitalize on the local brands of the respective banks and realize the synergistic effect of the integration at an early date.

All officers and employees will continue to work together and make every effort to further improve the Bank’s corporate value.  Your continued warm support and business will be greatly appreciated.

(Note) Amounts are rounded down to the nearest unit.

(2)	Trends of assets and profit (loss)

(100 millions of yen)
	FY2010	FY2011	FY2012	FY2013
Deposits	22,982	23,546	23,417	23,687
Time deposits	12,483	12,347	12,394	12,105
Others	10,498	11,198	11,023	11,582
Bonds	296	306	306	306
Loans	16,708	17,608	17,869	18,315
Individual clients	4,431	4,567	4,657	4,735
Small and medium-sized enterprises	9,432	9,740	9,580	9,788
Others	2,844	3,300	3,631	3,791
Trading securities	1	0	0	0
Securities	6,047	5,978	5,574	5,131
Government bonds	5,050	4,647	3,759	3,130
Others	996	1,330	1,815	2,001
Total assets	25,460	25,952	24,972	25,418
Volume of domestic exchange transactions	101,870	101,593	151,459	153,441
Volume of foreign exchange transactions	(Millions of US dollars)	(Millions of US dollars)	(Millions of US dollars)	(Millions of US dollars)
	5,232	5,541	4,639	4,107
Ordinary income (loss)	(Millions of yen)	(Millions of yen)	(Millions of yen)	(Millions of yen)
	1,595	(3,467)	2,447	4,753
Net income (loss)	(Millions of yen)	(Millions of yen)	(Millions of yen)	(Millions of yen)
	990	(3,720)	2,079	4,222
Net income (loss) per share	(yen sen)	(yen sen)	(yen sen)	(yen sen)
	25 29	(95 90)	53 59	108 81

(Note 1)	Amounts are rounded down to the nearest unit.
(Note 2)	“Net income (loss) per share” was calculated by dividing (x) net income (loss) by (y) the average number of shares issued and outstanding during the relevant fiscal year.
In addition, the average number of shares issued and outstanding does not include treasury stock.  “Accounting Standard for Net Income per Share” (ASBJ No. 2) and “Guidance on Accounting Standard for Net Income per Share” (ASBJ Guidance No. 4) are applied.

(Reference) Group Asset and Profit (Loss)

(100 millions of yen)
	FY2010	FY2011	FY2012	FY2013
Consolidated ordinary revenue	529	492	469	456
Consolidated ordinary income (loss)	17	(26)	32	59
Consolidated net income (loss)	7	(33)	25	49
Consolidated net assets	747	769	808	810
Consolidated total assets	25,464	25,959	24,981	25,393
(Note)  Fractions are rounded down.

(3)           Employees
	As of the end of fiscal 2013	As of the end of fiscal 2012
Number of employees	1,565 persons	1,642 persons
Average age	39 years and 11 months	39 years and 2 months
Average years of service	16 years and 7 months	15 years and 11 months
Average monthly salary	426,000 yen	421,000 yen
(Note 1)	Numbers for average age, average years of service and average monthly salary are rounded down to the nearest unit, respectively.
(Note 2)	Number of employees does not include temporary staff and employees on temporary retirement.
(Note 3)	Average monthly salary is the average monthly total for March, including taxes but excluding bonus.

(4)           Business offices, etc.
A.           Changes in the number of business offices
	As of the end of FY2013		As of the end of FY2012
Tokyo	72 offices	(including 5 sub-branches)	72 offices	(including 6 sub-branches)
Kanagawa	2	(0)	2	(0)
Saitama	2	(0)	2	(0)
Chiba	1	(0)	1	(0)
Total	77	(5)	77	(6)

(Note 1)
In addition to the above, the Bank has independent automatic cash facilities at eight locations and automatic teller machines (ATMs) installed within the premises of 21 Keio railway stations (However, the ATM at Keio Hachioji Station is not in service due to construction work at the station)

(Note 2)	Wakabadai Sub-branch was promoted to a branch status, i.e., Wakabadai Branch during the fiscal year.

B.	Business offices newly established during the fiscal year
Not applicable.
(Note 1)	Shinjuku Branch and Keio Station Branch were relocated during the fiscal year.
(Note 2)	Loan Plaza Chofu and Loan Plaza Wakabadai were newly established during the fiscal year.
(Note 3)	Loan Plaza Shinjuku was relocated during the fiscal year.
(Note 4)	Loan Plaza Horinouchi was abolished during the fiscal year.

C.	List of bank agents
Not applicable.

D.	Status of bank agency services, etc. operated by the Bank
Not applicable.

(5)	Capital investments
A.	Total amount of capital investments
(Millions of yen)
Total amount of capital investments	1,827

B.	New establishment, etc. of material equipment
(Millions of yen)
Description	Amount
Land and building for Nerima Branch	1,266

(6)           Major subsidiaries, etc.

Name of company	Location	Description of core business	Date of incorporation	Capital	Voting rights held by the Bank (%)
Tomin Credit Guarantee Co., Ltd.	3-3, Kanda-ogawamachi, Chiyoda-ku, Tokyo	Guarantee affairs of housing finance and customers finance	July 21, 1977	Millions of yen 760	100
Tomin-gin Office Support Center Co., Ltd.	2-4-1, Roppongi, Minato-ku, Tokyo	Exchange of bills and checks, and administrative agency for processing of exchanges and taxes, etc., cash management, printing, and binding, etc.	March 20, 1998	Millions of yen 10	100
Tomin Business Consulting Shanghai Co., Ltd.	24F/C1 Jiushi Fuxing Tower, 918 Huai Hai Zhong Road, Huangpu District, Shanghai, China	Enterprise management consulting, trade information consulting, investment consulting	August 6, 2009	US dollars 250,000 (23 million yen)	100
Tomin Computer System Co., Ltd.	2-4-1, Roppongi, Minato-ku, Tokyo	Acceptance of information processing by computer, and acceptance of operation/management of computer room	January 29, 1980	Millions of yen 20	49
Tomin Management Research Institute Co., Ltd.	2-3-11, Roppongi, Minato-ku, Tokyo	Consulting regarding management, household finances, real estate, etc. for local companies and people, and acquisition, holding and trading of securities	July 10, 1984	Millions of yen 50	49
Tomin Card Co., Ltd.	1-7-15, Higashiueno, Taito-ku, Tokyo	Credit card business	September 25, 1989	Millions of yen 30	49
Tomin Leasing Co., Ltd.	3-3, Kanda-ogawamachi, Chiyoda-ku, Tokyo	General leasing business	June 5, 1975	Millions of yen 305	5

(Note 1)
The yen-equivalent amount of the capital of Tomin Business Consulting Shanghai Co., Ltd. was calculated based on the exchange rate as of the acquisition date and the amounts are rounded down to the nearest million yen.

(Note 2)	Since the Bank has no parent company, there is no description regarding the status of parent company.

Summary of material business alliances

1.	In alliance with 64 local banks, the Bank has provided services, such as automated cashing services, (called “ACS”) through mutual use of automatic teller machines (ATMs).
2.
In alliance with the 64 local banks, city banks, trust banks, member banks of the Second Association of Regional Banks, credit unions, credit associations, associated agricultural cooperative/fishery credit co-operatives associations (including Norinchukin Bank and credit federations of agricultural co-operations) and labor banks, the Bank has provided services, such as automated cashing, (called “MICS”) through the mutual use of ATMs.

3.
The Bank has provided data transferring relating to bulk transfers, account-to-account transfers and deposit and withdrawal of money with client companies and various other data by way of data transmission through Chigin Network Service Co., Ltd. (joint-stock association among the 64 local banks, called “CNS”).

4.	In alliance with Japan Post Bank Co., Ltd., the Bank has provided automated cashing service and automated deposit service through mutual use of ATMs.
5.
In alliance with Seven Bank, Ltd., the Bank has provided automated cashing service and automated deposit service through jointly-installed ATMs at 17,866 convenience stores, etc. throughout Japan (of which, 2,537 are in Tokyo).

6.	In alliance with AEON Bank, Ltd., the Bank has provided automated cashing service, etc. through mutual use of ATMs at 4,286 convenience stores, etc. throughout Japan (of which, 558 are in Tokyo).
7.	In alliance with Viewcard Co., Ltd., the Bank has provided automated cashing service through mutual use of ATMs.
8.
In alliance with E-net Co., Ltd., the Bank has provided automated cashing service and automated deposit service through jointly-installed ATMs at 12,915 convenience stores, etc. throughout Japan (of which, 1,981 are in Tokyo) since July 22, 2013.

9.
In alliance with LAWSON ATM NETWORKS, Inc., the Bank has provided automated cashing service and automated deposit service through jointly-installed ATMs at 10,149 convenience stores, etc. throughout Japan (of which, are 1,112 in Tokyo) since July 22, 2013.

(7)	Business transfer, etc.
Not applicable.

(8)	Other material matters concerning the current situation of the Bank
Matters concerning the business integration with The Yachiyo Bank, Limited are as described in (1) Progress and Results of Business.

4.	The Bank Stock
(1)	Number of shares

Total number of authorized shares	Common shares	140,000,000 shares
	Class I preferred shares	10,000,000 shares
Total number of outstanding shares	Common shares	40,050,000 shares
(including 1,238,000 treasury shares)
Note: Numbers of shares are rounded down to the nearest thousands.

(2)	Number of shareholders at fiscal year end

Common shares	10,072 shareholders

(3)	Major shareholders (Top 10)

Name of shareholders	Investment in the Bank
	Shares held (thousands)	Ownership (%)
Japan Trustee Services Bank, Ltd. (Trust Account)	2,350	6.05
Mizuho Bank, Ltd.	1,880	4.84
Tokyo Tomin Bank Employee Stock Ownership Plan	1,064	2.74
Mitsui Sumitomo Insurance Company, Limited	992	2.55
Fukuda Denshi Co., Ltd.	958	2.46
Nippon Life Insurance Company	765	1.97
The Master Trust Bank of Japan, Ltd. (Trust Account)	764	1.97
CREDIT SUISSE (LUXEMBOURG) S.A. ON BEHALF OF CLIENTS	750	1.93
Sumitomo Life Insurance Company	691	1.78
Clearstream Banking S.A.	600	1.54

Notes:

1.	Numbers of shares held are rounded down to the nearest thousands.

2.	Ownership is calculated excluding the number of treasury shares from the total number of outstanding shares, and rounded down to the second decimal place.

3.	The Bank holds 1,238,000 treasury shares, but is excluded from the major shareholders listed above.

Consolidated Balance Sheets for the 92nd Term
(as of March 31, 2014)

(Millions of yen)
Item	Amount	Item	Amount
(Assets)		(Liabilities)
Cash and due from banks	133,151	Deposits	2,361,589
Call loans and bills bought	22,290	Negotiable certificates of deposit	28,207
Other debt purchased	192	Borrowed money	12,426
Trading account securities	45	Foreign exchange	118
Securities	513,868	Bonds	30,600
Loans and bills discounted	1,831,648	Other liabilities	19,209
Foreign exchange	4,750	Reserve for employee bonuses	1,175
Other assets	15,752	Net defined benefit liabilities	7
Tangible fixed assets	14,939	Reserve for officers’ retirement benefits	127
Buildings	5,829	Reserve for point card program	26
Land	7,550	Reserve for loss on interest repayments	5
Lease assets	428	Reserve for loss on dormant deposit repayments	164
Other tangible fixed assets	1,130
Intangible fixed assets	2,344	Reserve for contingent loss	369
Software	1,997	Deferred tax liabilities	28
Lease assets	119	Deferred tax liabilities for land revaluation	16
Other intangible fixed assets	227
Net defined benefit assets	2,570	Acceptances and guarantees	4,234
Deferred tax assets	14,591	Total liabilities	2,458,307
Customers’ liabilities for acceptances and guarantees	4,234	(Net Assets)
		Common stock	48,120
Reserve for possible loan losses	(20,998)	Capital surplus	18,379
		Retained earnings	19,031
		Treasury stock	(1,636)
		Total shareholders’ equity	83,894
		Net unrealized gain on available-for-sale securities, net of taxes	1,707
		Excess for land revaluation	(211)
		Foreign currency translation adjustments	10
		Remeasurements of defined benefit plans	(4,655)
		Total accumulated other comprehensive income	(3,148)
		Stock purchase rights	79
		Minority interests	248
		Total net assets	81,073
Total assets	2,539,381	Total liabilities and net assets	2,539,381

Consolidated Statements of Income for the 92nd Term
(from April 1, 2013 until March 31, 2014)

(Millions of yen)
Item	Amount
Ordinary revenue		45,691
Interest revenue	32,008
Interest on loans and discounts	28,125
Interest on and dividends on securities	3,482
Interest on call loans and bills purchased	129
Interest on receivables under securities borrowing transactions	4
Interest on deposits with banks	64
Other interest revenue	201
Fees and commissions	9,378
Other operating revenue	2,635
Other ordinary revenue	1,668
Recoveries of written-off claims	2
Other ordinary revenue	1,665
Expenses		39,734
Interest expenses	2,390
Interest on deposits	1,357
Interest on negotiable certificates of deposit	21
Interest on call money and bills sold	―
Interest on payables under securities lending transactions	4
Interest on borrowed money	269
Interest on corporate bonds	704
Other interest expenses	32
Fees and commissions	1,878
Other operating expenses	18
General and administrative expenses	32,087
Other expenses	3,359
Provision of allowance for doubtful accounts	2,187
Other expenses	1,171
Ordinary income		5,957
Extraordinary income		―
Extraordinary losses		81
Loss on disposition of fixed assets	81
Income (loss) before income taxes		5,875
Income taxes - current	388
Income taxes - deferred	503
Total income taxes		892
Income (loss) before minority interests		4,983
Minority interests in net income		31
Net income (loss)		4,952

Consolidated Statements of Changes in Shareholders’ Equity for the 92nd Term
(from April 1, 2013 until March 31, 2014)

(Millions of yen)
	Shareholders’ equity
	Common stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at the beginning of the period	48,120	18,379	14,666	(1,649)	79,517
Changes during the period
Surplus dividend			(582)		(582)
Net income			4,952		4,952
Acquisition of treasury stock				(3)	(3)
Disposition of treasury stock			(5)	15	10
Changes of items other than those in equity capital during the consolidated period (net amount)
Total of changes during the period	―	―	4,364	12	4,377
Balance at the end of the period	48,120	18,379	19,031	(1,636)	83,894

(Millions of yen)
	Accumulated other comprehensive income
	Net unrealized gain (loss) on available-for-sale securities	Excess for land revaluation	Foreign currency translation adjustment	Remeasure-ments of defined benefit plans	Total accumulated other comprehensive income
Balance at the beginning of the period	1,225	(211)	6	―	1,020
Changes during the period
Surplus dividend
Net income
Acquisition of treasury stock
Disposition of treasury stock
Changes of items other than those in equity capital during the consolidated period (net amount)	482	―	4	(4,655)	(4,168)
Total of changes during the period	482	―	4	(4,655)	(4,168)
Balance at the end of the period	1,707	(211)	10	(4,655)	(3,148)

(Millions of yen)
	Stock purchase rights	Minority interests	Total net assets
Balance at the beginning of the period	53	214	80,805
Changes during the period
Surplus dividend			(582)
Net income			4,952
Acquisition of treasury stock			(3)
Disposition of treasury stock			10
Changes of items other than those in equity capital during the consolidated period (net amount)	25	33	(4,108)
Total of changes during the period	25	33	268
Balance at the end of the period	79	248	81,073

Basis of Presenting Consolidated Financial Statements

(1)	Matters Relating to Scope of Consolidation

①	Number and names of consolidated subsidiaries and subsidiary companies, etc.: 6

Names of consolidated subsidiaries and subsidiary companies, etc.
(Subsidiaries)
Tomin Credit Guarantee Co., Ltd.
Tomin-gin Office Support Center Co., Ltd.
Tomin Business Consulting Shanghai Co., Ltd.	3 subsidiaries
(Subsidiary companies, etc.)
Tomin Computer System Co., Ltd.
Tomin Management Research Institute Co., Ltd.
Tomin Card Co., Ltd.	3 companies

②	Number and names of non-consolidated subsidiaries and subsidiary companies, etc.

Not applicable.

(2)	Matters Relating to Application of Equity Accounting Method

①	Number and names of non-consolidated subsidiaries and subsidiary companies, etc. to which the equity accounting method is applied

Not applicable.

②	Number and names of affiliates, etc. to which the equity accounting method is applied: 1

Name of an affiliate: Tomin Leasing Co., Ltd.

③	Number and names of non-consolidated subsidiaries and subsidiary companies, etc. to which the equity accounting method is not applied

Not applicable.

④	Number and names of affiliates, etc. to which the equity accounting method is not applied

Not applicable.

(3)	Matters Relating to Business Year, etc. of Consolidated Subsidiaries and Subsidiary Companies, etc.

①	The dates of financial statements of consolidated subsidiaries and subsidiary companies, etc. are as below.

December 31:	1 subsidiary
March 31:	5 subsidiaries and companies

②
The consolidated subsidiary, whose dates of financial statements is December 31, was consolidated based on its financial statements prepared pursuant to the provisional settlement of accounts made on March 31, and the other consolidated subsidiaries and subsidiary companies, etc. were consolidated based on their financial statements prepared as of the date of consolidated financial statements.

Notes to Consolidated Financial Statements

Amounts are rounded down to the nearest million yen.

Subsidiaries, subsidiary companies and affiliated companies are as defined in Article 2, paragraph 8 of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.

1.	Notes regarding Accounting Treatment

(1)	Evaluation standard and evaluation method regarding trading account securities

Trading account securities are stated at market value. (The cost of sales is determined by the moving average method.)

(2)	Evaluation standard and evaluation method regarding securities

Held-to-maturity debt securities are stated at amortized cost using the moving average method (fixed amount method).  Available-for-sale securities are carried at market value on the date of consolidated financial statements. (The cost of sales is determined by the moving average method.) Available-for-sale securities whose market values are considered to be extremely difficult to assess are stated at cost or amortized cost using the moving average method.  Net unrealized gains or losses on available-for-sale securities are recognized directly into net assets in full.

(3)	Evaluation standard and evaluation method regarding derivatives

Derivatives are carried at market value.

(4)	Depreciation of fixed assets

①	Tangible fixed assets (excluding lease assets)
Depreciation of tangible fixed assets is computed as follows:
Buildings:	Straight-line method
Equipment:	Declining-balance method

The useful lives of tangible fixed assets are principally as follows:
Buildings:	6 to 50 years
Equipment:	3 to 20 years

Depreciation of tangible fixed assets of the consolidated subsidiaries and subsidiary companies is computed principally using the declining-balance method according to their estimated useful lives.

②	Intangible fixed assets (excluding lease assets)
Depreciation of intangible fixed assets is computed using the straight-line method.

Costs of computer software developed or obtained for internal use is principally amortized over the estimated useful lives of 5 years.

③	Lease assets
Depreciation of lease assets included in “Tangible fixed assets” and “Intangible fixed assets” relating to finance lease transactions not involving the transfer of ownership is computed using the straight-line method over the lease period (deemed as the useful life).  Regarding residual value, the amount where there is a residual value guarantee in the lease agreement will be deemed as the residual guarantee amount, and the rest will be set at zero.

(5)	Treatment of deferred assets

Stock issue expenses of the Bank are treated as expenses as incurred.

(6)	Reserve for possible loan losses

The Bank’s reserve for possible loan losses is made in accordance with the internal write-off and provisioning criteria as follows:

The reserve for normal loans and claims that require close monitoring defined pursuant to “Practical Guidelines for Self-assessment of Assets and Auditing of Reserve for Possible Loan Losses” (Japanese Institute of Certified Public Accountants Special Audit Committee for Banks etc. Report No. 4) is classified into certain types and provided based on each type’s default rate calculated with reference to actual defaults arising during a defined period in the past.

The reserve for claims against borrowers with bankruptcy concerns is provided based on the amount required taking into account the overall solvency assessment of the amounts remaining after deduction of the amounts expected to be collected through the disposition of collateral or through the execution of guarantees.

The reserve for claims against bankrupt borrowers or virtually bankrupt borrowers is provided based on the amount remaining after deduction of the amounts expected to be collected through the disposition of collateral or through the execution of guarantees.

For claims (i) against borrowers with bankruptcy concerns and borrowers who require close monitoring with respect to whom the Bank has eased lending terms, (ii) whose outstanding loan balances, net of the amounts collectible through the disposition of collateral or the execution of guarantees, exceed a certain threshold, and (iii) whose cash flows from the collection of principal and interest can be reasonably estimated, the difference between cash-flow discounted at the agreed interest rate prior to easing lending terms and debt book value is accounted as reserve for possible loan losses (cash flow estimate method).

All claims have been reserved as outlined above in accordance with the following steps: based on criteria applicable to the self-assessment of assets, the primary assessment of self-assessment was carried out by sales branches, sales-related divisions at the headquarters, the competent department at the headquarters and affiliates, and the secondary assessment of self-assessment of the Bank and its affiliates was conducted by the Asset Assessment Office of the Loan Management Department, which operates independently from the sales-related divisions, with cooperation from sales-related divisions.

With respect to reserve for possible loan losses of domestic consolidated subsidiaries and subsidiary companies, reserve for general claims is provided in an amount considered necessary after taking into account actual loan loss ratios and other factors, and reserve for specific claims against borrowers with bankruptcy concerns and other similar borrowers is provided in an amount considered uncollectible after taking into account the recoverability of each loan.

(7)	Reserve for employee bonuses

Reserve for employee bonuses is provided for the payment of bonuses to employees in the estimated amount of future payments that is attributable to the consolidated fiscal year.

(8)	Reserve for officers’ retirement benefits

Reserve for officers’ retirement benefits is provided for the payment of retirement allowances to corporate officers of the Bank and officers of consolidated subsidiaries and subsidiary companies in the estimated amount of future payments that is attributable to the period until the end of the consolidated fiscal year.

(9)	Reserve for point card program

The reserve for point card program is provided to cover the obligations resulting from future utilization of points by credit card holders.  It is recorded in an amount the Bank deems necessary based on a reasonable estimate of the projected amount of points that would be utilized in the future.

The reserve for point card program of one of the domestic consolidated subsidiaries and subsidiary companies is provided on the same basis.

(10)	Reserve for loss on interest repayments

One of the domestic consolidated subsidiaries and subsidiary companies records a reserve for loss on interest repayments in the estimated amount of loan interest repayments based on the actual repayments in the past to prepare for repayment claims for loan interest that exceeds the maximum interest rate under the Interest Rate Restriction Act.

Out of the estimated repayment amount, a portion to be paid for loans is recorded as the reserve for possible loan losses in the amount of 2 million yen.

(11)         Reserve for loss on dormant deposit repayments

The reserve for loss on dormant deposits repayments is recorded as future estimated reimbursement losses, based on actual record of reimbursements made in the past.  This amount is prepared for possible losses by depositors of dormant deposits, whom profits have been recognized.

(12)         Reserve for contingent loss

The reserve for contingent loss is recognized as the estimated amount of future charge payments based on the actual subrogation in the past, in order to provide for the payment of charges on loans with guarantees from credit guarantee corporations.

(13)         Accounting regarding employee retirement benefits

To calculate employee retirement benefit obligations, the Bank applies the straight-line attribution method to attribute the estimated amount of employee retirement benefits to a period until the end of the consolidated fiscal year.  The methods of expensing prior service cost and actuarial difference are as follows.

Service cost:	Service costs are amortized on a declining-balance basis over the period of three years in which they arise within average maturities of employees’ period of service.
Actuarial difference:
Unrecognized actuarial gains or losses are amortized on a straight-line basis over the period of 12 years from the consolidated fiscal year following the year in which they arise within average maturities of employees’ period of service.

(Amortization period for the unrecognized initial transition losses resulted from adopting a new accounting standard)

The unrecognized initial transition losses of 11,663 million yen, which resulted from adopting a new accounting standard, have been amortized on a straight-line basis over a period of 15 years.

Domestic consolidated subsidiaries and subsidiary companies adopt the simplified method that recognizes voluntary base employee retirement benefits at the end of the fiscal year as employee retirement benefit obligations to calculate liabilities with regard to employee retirement benefits and to employee retirement benefits cost.

(14)	Foreign currency translation

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the exchange rates prevailing at the date of consolidated financial statements.

Assets and liabilities of overseas consolidated subsidiaries and subsidiary companies are translated into Japanese yen at the exchange rates prevailing at the date of consolidated financial statements.

(15)	Hedge accounting

Hedging interest rate risk

When accounting for interest rate risk hedges for financial assets and liabilities, the Bank applies deferred hedge accounting as stipulated in Treatment of Accounting and Auditing of Application Standard for Financial Instruments in the Banking Industry (Japanese Institute of Certified Public Accountants Industry Audit Committee, Report No. 24, the “Industry Audit Committee Report No. 24”).  The Bank performs the hedge effectiveness testing by grouping hedged items (such as deposits and loans) and the hedging instruments (such as interest swaps) by respective maturities.

No new derivative transactions to hedge interest rate risk with regard to the Bank’s deposits are conducted in the consolidated fiscal year.

Special accounting for interest rate swap is applied to certain assets.

(16)	Consumption taxes

Transactions subject to consumption tax and municipal consumption tax of the Bank and its consolidated subsidiaries and subsidiary companies are recorded exclusive of consumption taxes.  However, non-deductible consumption tax arising on tangible fixed assets is expensed when incurred.

Change in Accounting Policy

The Bank adopted the Accounting Standard for Retirement Benefits (ASBJ Statement No. 26 of May 17, 2012) and the Guidance on Accounting Standard for Retirement Benefits (ASBJ Guidance No. 25 of May 17, 2012) at the end of the consolidated fiscal year (excluding the provisions specified in the main text of paragraph 35 of the Accounting Standard for Retirement Benefits and the main text of paragraph 67 of the Guidance on Accounting Standard for Retirement Benefits).  The difference between retirement benefit obligations and pension assets is accounted as assets with regard to retirement benefits starting the end of the consolidated fiscal year.

The Accounting Standard for Retirement Benefits and its incidental Guidance have been adopted pursuant to the transitional treatment defined in paragraph 37 of the Accounting Standard for Retirement Benefits.  Unrecognized actuarial gains or losses and unrecognized prior service costs after adjusting tax effect are accounted as measurements of defined benefit plans in total accumulated other comprehensive income at the end of the consolidated fiscal year.

As a result, 2,570 million yen assets with regard to retirement benefits are accounted at the end of the consolidated fiscal year.  Deferred tax assets increased by 2,577 million yen while total accumulated other comprehensive income decreased by 4,655 million yen.

Unapplied Accounting Standard, etc.

1.	Accounting Standard for Retirement Benefits and its incidental Guidance (May 17, 2012)

(1)	Outline

The accounting standard and guidance stated above have been revised, in light of improvements in financial reporting and the trend toward international convergence, mainly for the purpose of enhancing the accounting methods for unrecognized actuarial gains or losses and unrecognized prior service cost, the methods for calculating projected retirement benefit obligations and service costs, and disclosure of those retirement obligations and costs.

(2)	Date of adoption

The Bank intends to adopt these accounting standard and guidance effective the beginning of the consolidated fiscal year commencing on April 1, 2014.

(3)	Effects of application of the Accounting Standard, etc.

The effects of application of these accounting standard and guidance are currently being examined.

2.	Accounting Standard for Business Combinations and its incidental Guidance (September 13, 2013)

(1)	Outline

The accounting standard and guidance stated above have been revised mainly regarding (i) treatment of changes in equity of subsidiaries held by the parent company which continues its control through additional acquisition, etc. of subsidiaries’ shares, (ii) treatment of costs related to acquisition, (iii) treatment of temporary accounting, and (iv) presentation of net assets and transfer from minority interests to non-controlling interests.

(2)	Date of adoption

The Bank intends to adopt these accounting standard and guidance effective the beginning of the consolidated fiscal year commencing on April 1, 2015.

(3)         Effects of application of the Accounting Standard, etc.

The effects of application of these accounting standard and guidance are yet to be examined.

Additional information

The Bank revised its retirement benefits system on October 1, 2013.  The system changed from a defined benefit plan to a pension system similar to cash balance plan that adopts a points system.

Cost of prior service (2,567 million yen), which occurred from the change of the system (reduction of liabilities), is accounted as loss based on a straight-line method over the period of three years within the average maturities of employees’ period of service

Notes

Notes to the Consolidated Balance Sheet

1.	Total value of shares of affiliated companies (excluding shares and equity capital of consolidated subsidiaries and subsidiary companies): 1,023 million yen.

2.	Of loans, loans to bankrupt borrowers are 2,987 million yen and delinquent loans are 68,740 million yen.

Loans to bankrupt borrowers are non-accrual loans (excluding loans written off) for which circumstances apply as stipulated in Article 96, paragraph 1, item (iii), (a) through (e) or Article 96, paragraph 1, item (iv) of the Order for Enforcement of the Corporation Tax Act (Cabinet Order No. 97 of 1965).  Non-accrual loans are loans having no prospects for recovery or repayment of principal or interest, for which payment of principal or interest has not been received for a substantial period or for other reasons.

Delinquent loans are those loans other than loans to bankrupt borrowers and loans for which interest payments have been rescheduled with the objective of assisting these borrowers in management restructuring.

3.	Loans overdue for three months or more are 339 million yen.

Loans overdue for three months or more are loans whose payments of principals or interest have not been received for three months or more after the following day of the agreed payment date, excluding loans to bankrupt borrowers and delinquent loans.

4.	Restructured loans are 2,886 million yen.

Restructured loans are loans with negotiated terms preferable to the borrowers such as the reduction of interest rate, grace of interest and principal payments, and forgiveness of debt, etc. with the objective of assisting these borrowers in management restructuring.  They exclude loans to bankrupt borrowers, delinquent loans and loans overdue for three months or more.

5.	The total amount of loans to bankrupt borrowers, delinquent loans, loans overdue for three months or more and restructured loans is 74,953 million yen.

The amount of loans from 2 to 5 above is the amount before deducting reserves for possible loan losses.

6.
Bills discounted have been accounted for as financing transactions in accordance with the Japanese Institute of Certified Public Accountants Industry Audit Committee Report No. 24.  The Bank has the right to sell, pledge (re-pledge) or otherwise dispose of these commercial bills, documentary bills of exchange and foreign currency bills purchased, etc. without restrictions.  The total face value of commercial bills, documentary bills of exchange and foreign currency bills bought were 31,817 million yen, 49 million yen and 0 yen, respectively.

7.
The carrying amount of the loans in which the Bank participated under loan participation agreements and which are accounted for loans to original obligors in accordance with the Accounting and Display for Loan Participation (Japanese Institute of Certified Public Accountants Accounting System Committee Report No. 3) was 2,506 million yen.

8.	Assets pledged as collateral are as follows:
Assets pledged as collateral
Securities           46,704 million yen

Liabilities corresponding to pledged assets
Deposits              3,119 million yen
Borrowed money    11 million yen

In addition to the above, 33,851 million yen in securities is pledged as collateral for transactions such as foreign currency settlement and derivative transactions, or as substitute for forward margin of future trading.

Other assets include 4,092 million yen guarantee deposits.

9.
Commitment line agreements related to overdrafts and loans represent contracts with customers to extend overdrafts or loans up to agreed amounts in customers’ loan applications as long as there is no violation of any condition in the contracts.  The unused amount of such commitment line agreements is 507,001 million yen.  Of these, commitment line agreements whose terms to original maturities are one year or less or whose contracts can be terminated without notice or conditions at the Bank’s option are 503,737 million yen.

The amount of unexercised commitment lines does not necessarily affect the future cash flows of the Bank or its consolidated subsidiaries or subsidiary companies because many of such agreements are terminated without being exercised.  Most of these contracts have provisions which stipulate that the Bank or its consolidated subsidiaries and subsidiary companies may refuse the extension of loans or decrease the commitment line due to certain changes in the financial markets, or certain issues in securing loans or other reasonable grounds.

At the inception of the contracts, the Bank and its consolidated subsidiaries and subsidiary companies obtains real estate, securities or other valuables as collateral where deemed necessary. In addition, the Bank and its consolidated subsidiaries and subsidiary companies perform periodic reviews of the customers’ business results and other circumstances based on internal rules, and take necessary measures to reconsider terms of contracts and may require additional collateral or guarantees.

10.
Pursuant to the Act on Revaluation of Land (Act No. 34 of March 31, 1998), the Bank has revalued the land used for business purposes.  Of difference incurred from revaluation, the amount equivalent to tax regarding the revaluation difference is accounted in liabilities as deferred tax liabilities for land revaluation, while revaluation difference net of these deferred tax liabilities is accounted in net assets as excess for land revaluation.

The date of revaluation: March 31, 1998

Revaluation method stipulated in Article 3, paragraph 3 of the Act on Revaluation of Land:
Calculated by making rational adjustments based on posted prices and published land prices pursuant to Article 2, paragraph 1 or paragraph 2 of the Order for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 of March 31, 1998).

Difference between the total market value and the total book value of the land used for business purposes that is subject to revaluation pursuant to Article 10 of the Act on Revaluation of Land:
187 million yen

11.	Aggregate of accumulated depreciation of tangible fixed assets are 16,525 million yen.

12.	Aggregate of advanced accumulated depreciation of tangible fixed assets are 216 million yen.

13.	Borrowed money includes 12,000 million yen subordinated borrowed money whose performance of obligation is subordinate to other debts.

14.	The balance of subordinated bonds included in bonds are 30,600 million yen

15.	Of bonds in securities, the guarantee obligations of the Bank on private placement bonds (as specified in Article 2, paragraph 3 of the Financial Instruments and Exchange Act) are 15,410 million yen.

Notes to Consolidated Statements of Income

“Other expenses” includes 215 million yen of written-off loans, 0 million yen of losses on sales of stocks and other securities, 85 million yen of losses on devaluation of stocks and other securities and 523 million yen of losses on sales of receivables.

Notes to Consolidated Statements of Changes in Shareholders’ Equity

1.	Class and total number of shares issued and treasury stock
(Thousands of shares)
	Number of shares at the beginning of the consolidated fiscal year	Number of shares increased during the consolidated fiscal year	Number of shares decreased during the consolidated fiscal year	Number of shares at the end of the consolidated fiscal year	Remarks
Shares issued
Common stock	40,050	―	―	40,050
Total	40,050	―	―	40,050
Treasury stock
Common stock	1,280	2	12	1,271	Note
Total	1,280	2	12	1,271
(Note)	Increases and decreases in the number of treasury stock are due to the exercise of stock options and repurchase or sale of fractional units, etc..

2.	Stock purchase rights and treasury stock purchase rights

Classifi-cation	Detail of stock purchase rights	Class of shares to be issued or transferred upon exercise of stock purchase rights	Number of shares to be issued or transferred upon exercise of stock purchase rights (Shares)				Balance at the end of the consolidated fiscal year (Millions of yen)	Remarks
			At the beginning of the consolidated fiscal year	Increase during the consolidated fiscal year	Decrease during the consolidated fiscal year	At the end of the consolidated fiscal year
The Bank	Stock purchase rights granted as stock option			―			79
Total				―			79

3.	Matters Relating to Dividends of the Bank

(1)	Dividends paid during the consolidated fiscal year

Resolution	Type of shares	Total amount of dividend (millions of yen)	Amount per share (yen)	Record date	Effective date
Board of Directors meeting held on May 10, 2013	Common stock	582	15	March 31, 2013	June 27, 2013

(2)	Dividend whose effective date falls after the last date of the consolidated fiscal year and whose record date falls during the consolidated fiscal year

Resolution	Type of shares	Total amount of dividend (millions of yen)	Dividend resource	Amount per share (yen)	Record date	Effective date
Board of Directors meeting held on May 13, 2014	Common stock	776	Retained earnings	20	March 31, 2014	June 27, 2014

Notes to Financial Instruments

1.	Matters Relating to the Conditions of Financial Instruments

(1)	Policy on Financial Instruments

The Bank group positions deposits operations, loans operations, and securities operations, etc., as its core businesses, and it also provides financial services.  Domestic consolidated subsidiary companies of the Bank group engage in guaranteeing housing finance and customer finance and other businesses.  Since the Bank group holds financial assets and liabilities subject to interest rate fluctuations, it applies integrated risk asset liability management (ALM) to minimize unfavorable financial impact from interest rate fluctuations.

(2)	Contents and Risk of Financial Instruments

The main financial assets of the Bank group consist of loans to domestic corporate customers and individual customers and securities.  Loans are subject to credit risks that may be incurred by the Bank group due to nonperformance by customers.  Securities managed and invested are principally domestic bonds and stocks, which are held-to-maturity or for other purposes, and trading account securities held are available-for-sale.  Each of these securities is subject to an issuer’s credit risk and market risk, such as interest rate and price, etc.

Financial liabilities held by the Bank group mainly consist of deposits from domestic corporate customers and individual customers.  Deposits are subject to liquidity risk, which may lead the Bank to face difficulties in securing necessary funds under certain circumstances.

The Bank is engaged in derivative transactions with domestic corporate customers and financial institutions.  Derivative transactions are subject to credit risk arising from non-performance of contracts by corporate customers and market risk arising from fluctuations in market interest rates and foreign exchange rates, etc.

As the timing of interest rate resets differs between financial assets and financial liabilities, the Bank group is also exposed to market risk from decrease in net interest income due to interest rate fluctuations.

(3)	Risk Management for Financial Instruments

①	Integrated risk management
The Bank performs a comprehensive risk assessment by risk category and implements self-administered integrated risk management, under which risks are assessed in relation to its financial capability.  The Bank determines the allocation of funds to each operating segment on a yearly basis at a Board of Directors’ Meeting.  The Risk Control Department monitors risk positions on a monthly basis to verify that outstanding risks in each operating segment falls within the range of allocated funds, and reports the results to each Risk Management Committee on a monthly basis and to the Board of Directors and other bodies on a quarterly basis.

②	Credit risk management
The framework and policy of the Bank group’s credit risk management are determined by a committee generally composed of management personnel as well as members of the Board of Directors.  Loans and investments are rendered after examination and evaluation by the Sales Division and the Loan Screening Department, which is independent of the Sales Division, based on such framework and policy.  The Loan Screening Department monitors the status of the credit risk portfolio, and reports the results regularly to the Credit Risk Committee, the Board of Directors and other bodies.  In addition, the Audit Department performs an audit of the status of credit risk and reports the results to the Board of Directors and other bodies.

To address the risks that the Bank group may incur losses due to fluctuations of the values of its position holdings arising from changes to credit conditions of counterparties of market transactions and issuers, etc., the Bank group has established “credit lines for individual financial institutions” in the Management Council and manages position holdings within the specified ranges.  In addition, the Risk Control Department monitors credit status on a daily basis.  The Bank uses the Current Exposure Method to manage outstanding counterparty risks arising from derivative transactions.

③	Market risk management
The Bank group has established the ALM Committee to manage interest rate risk.  In addition, the Bank group explicitly states details of risk management method and procedures in the regulations concerning interest rate risk management; the ALM Committee identifies and confirms risk status and discusses future measures based on the interest rate management policy determined by the Board of Directors.  The Risk Control Department manages the outstanding risks of financial assets and liabilities using the Basel II Percentile Value Method.  In addition, it manages those outstanding risks based on a 10-basis-point value (BPV) and monitors them using various methods.  It reports the results to the ALM Committee on a monthly basis and to the Board of Directors and other bodies on a quarterly basis.

Investment products, including securities, are held according to the market risk management policy determined by the Board of Directors, and in accordance with various regulations on market-related risk management.  Most of the Bank’s holdings in securities are held for the purpose of promoting businesses.  The Sales Promotion Department, the Corporate Planning Department, and other relevant departments monitor the financial conditions of corporate customers.  Additionally, the Risk Control Department uses the Value at Risk (VaR) method on a monthly basis to identify the outstanding risks of securities held for the purpose of promoting businesses, and manages compliance with regulations, etc.

For derivative transactions, the Bank group has established a system by which the Risk Control Department monitors compliance with the policy and regulations, etc. for risk management approved by the Board of Directors and other bodies, and reports the results to the management on a regular basis.  Back-office administration of derivative transactions is performed by the Market Business Administration Office of Market Finance Department, which is independent of the front-office division.

The quantitative information used in the Bank on market risk is as follows:

(i)	Financial instruments held for the purpose of promoting businesses

When calculating the VaR of stocks held for the purpose of promoting businesses, the Bank group adopts the variance-covariance method (holding period of 1 year; one-sided confidence interval of 99%; observation period of 1 year).

Outstanding market risks (the estimated amount of loss) of stocks held by the Bank group for the purpose of promoting businesses totaled 11,449 million yen as of March 31, 2014 (date of consolidated financial statements ).

The Bank group applies back testing to compare the volume of VaR calculated under the model with actual results.  As a result of back testing implemented during the fiscal year, the actual loss did not exceed the volume of VaR.  Accordingly, the Bank group has determined that the current measurement model can measure market risk with sufficient accuracy.  However, the VaR method may be ineffective in measuring risks in situations where market circumstances drastically change beyond what is normally expected, as the method measures outstanding market risks at certain occurrence rates statistically calculated based on past changes in the market.

(ii)	Financial instruments held for purposes other than the promotion of businesses

The following describes major financial instruments held by the Bank group that are exposed to interest rate risk, a major risk variable: due from banks from among “Cash and due from banks”, held-to-maturity debt securities and available-for-sale securities (excluding stocks) held for the purposes other than promoting businesses from among “Securities”, “Loans and bills discounted”, “Deposits”, “Borrowed money”, “Bonds”, and interest rate swaps and other derivative transactions.  In its management of the interest rate fluctuation risk for these financial assets and liabilities, the Bank group uses the value measured by the Basel II Percentile Value Method (interest rate shock between a 1% percentile value and 99% percentile value, both measured on the assumption that the holding period is 1 year and the observation period is 11 years) for quantitative analysis.  The above outstanding risks, which are measured on the assumption that all risk variables other than interest rates unchanged without considering the correlation between interest rates and other risk variables, were 8,015 million yen as of March 31, 2014.  In addition, if any changes exceed the reasonably estimated range of interest rate fluctuation, the Bank group may be exposed to interest rate risk exceeding the value measured.

④	Liquidity risk management arising from financing operations

Liquidity risk of the Bank group is managed by the ALM Committee.  The Bank group explicitly states details of risk management methods and procedures in the regulations concerning liquidity risk management, and the ALM Committee identifies and confirms risk status and discusses future measures based on the liquidity management policy determined by the Board of Directors.  The Risk Control Department monitors the balance of liquidity assets, etc., and reports the results to the ALM Committee on a monthly basis and to the Board of Directors and other bodies on a quarterly basis.

(4)	Supplementary Explanation of Matters Relating to Fair Value of Financial Instruments

Fair values of financial instruments include those determined based on market prices, and values deemed to be market prices reasonably determined when financial instruments do not have market prices.  Because certain assumptions are adopted when calculating such values, values determined using this method may differ when adopting different assumptions.

2.	Matters Relating to Fair Value of Financial Instruments

The following are book values, fair values, and differences as of March 31, 2014.  Unlisted stocks and similar instruments whose fair values are extremely difficult to determine are excluded from the table below (Please see (Note 2).).  In addition, descriptions of immaterial items are omitted.
(Millions of yen)
	Consolidated book value	Market value	Difference
(1) Cash and due from banks	133,151	133,151	―
(2) Call loans and bills purchased	22,290	22,290	―
(3) Other debt purchased	192	192	―
(4) Trading account securities
Trading-purpose securities	45	45	―
(5) Securities
Securities held to maturity	260,251	266,406	6,154
Available-for-sale securities	247,705	247,705	―
(6) Loans and bills discounted	1,831,648
Reserve for possible losses (*1)	(19,252)
	1,812,395	1,826,294	13,898
Total assets	2,476,031	2,496,085	20,053
(1) Deposits	2,361,589	2,361,607	17
(2) Negotiable certificates of deposits	28,207	28,207	―
(3) Borrowed money	12,426	12,412	(13)
(4) Bonds	30,600	30,679	79
Total liabilities	2,432,822	2,432,906	84
Derivative transactions (*2)
Derivative transactions not qualifying for hedge accounting	983	983	―
Derivative transactions qualifying for hedge accounting	―	―	―
Total derivative transactions	983	983	―

(*1)	The provision of general reserve for possible loan losses and provision for individual loan losses corresponding to Loans and bills discounted are deducted.
(*2)	Derivative transactions included in Other assets and Other liabilities are presented collectively.

Claims and debts arising from derivative transactions are presented on a net basis.

(Note 1)	Method for calculating the fair value of financial instruments

Assets

(1)	Cash and due from banks

For due from banks that have no maturity date, the carrying book value approximates fair value.  For due from banks that have a maturity date, the carrying book value approximates fair values because of the short remaining period (one year or less) to maturity of these assets.

(2)	Call loans and bills purchased

For call loans and bills purchased, the carrying book value approximates fair values because of the short remaining period (one year or less) to maturity of these assets.

(3)	Other debt purchased

For other debt purchased, the carrying book value approximates fair values either because of the short remaining period (one year or less) to maturity of these assets or their interest rates are indexed to market interest rates.

(4)	Trading account securities

Fair value of securities held for dealing operations such as bonds is based on the reference statistical prices for OTC bond transactions published by the Japan Securities Dealers Association or prices offered by correspondent financial institutions.

(5)	Securities

Fair value of stock is based on prices quoted on securities exchanges, and fair value of bonds is based on the reference statistical prices for OTC bond transactions published by the Japan Securities Dealers Association or prices offered by correspondent financial institutions.  Fair value of investment trusts is based on published net asset values or net asset values provided by securities investment trust management companies.

For privately-placed bonds guaranteed by the Bank, fair market values are calculated using the discounted cash flow method.  The discount rate considers the probability of bankruptcy implied from credit ratings and the coverage ratio for individual loans.

For privately-placed bonds guaranteed for bankrupt borrowers, virtually bankrupt borrowers and borrowers with bankruptcy concerns, the potential recoverable amount after considering collateral and guarantees as of the date of consolidated financial statements approximates fair value.

Additional information based on the classification of securities is included in Note “Securities.”

(6)	Loans and bills discounted

For loans and bills discounted with interest rate reset based on market rates, the carrying value approximates fair value because there is only a short period when the actual rates differ from the market interest rates unless credit conditions of borrowers have changed significantly.

For loans with fixed interest rates, fair market values of loans to SMEs are calculated using the discounted cash flow method.  The discount rate considers the probability of bankruptcy implied from credit ratings and the coverage ratio for individual loans.  The fair values of mortgage loans with fixed interest rates are calculated by using discount rates applicable for new loans on the total amount of principal and interest.  For those with a short period remaining to maturity (one year or less), carrying value approximates fair value.

For loans to bankrupt borrowers, virtually bankrupt borrowers, and borrowers with bankrupt concerns, as the estimated loan losses are calculated based on the amounts such as the estimated amount recoverable from collateral and guarantees, the amount obtained by deducting the amount recorded as reserve for possible loan losses from the amount recorded as receivables, etc. in the balance sheet as of the date of consolidated financial statements approximates fair value.

For loans and bills discounted without fixed maturity, carrying value approximates fair value because specific loan characteristics which include limiting loan amounts to within the value of assets pledged as collateral.

The accrual method of hedge accounting as specially permitted for certain interest rate swaps, is valued with the valuation of loans and bills discounted, which are subject to hedging, so that the fair value is calculated as the discounted current value and included in the fair value of loans and bills discounted.

Liabilities

(1)	Deposits and (2) negotiable certificates of deposit

For demand deposits, the book value recognized at the date of consolidated financial statements which represents the required payment amounts approximates fair value.  In addition, fair value of fixed term deposits is calculated by classifying them on the basis of their terms and by discounting future cash flows.  The discount rates are determined based on interest rates offered for new deposits (average interest rates during the month of March 2014.)  For those with a short period remaining to maturity (one year or less), book value approximates fair value.

(3)	Borrowed money

For borrowed money with interest rate reset based on market rates, the carrying value approximates fair value because there is only a short period when the actual rates differ from the market interest rates and the credit situation of the Bank and its consolidated subsidiaries have not changed significantly since the execution.  Fair values of borrowed money with fixed interest rates are calculated by discounting estimated cash flows from principal and interest using a discount rate that is based on interest rates applicable to new borrowings.

Borrowed money with a short period remaining to maturity (one year or less), book value approximates fair value.

(4)	Bonds

For bonds issued by the Bank and its consolidated subsidiaries with interest rate reset based on market rates, the carrying value approximates fair value because there is only a short period when the actual rates differ from the market interest rates. Fair values of bonds with fixed interest rates are calculated by discounting estimated cash flows from principal and interest using a discount rate that is based on interest rates applicable to newly issued bonds.

For bonds with a short period remaining to maturity (one year or less), book value approximates fair value.

Derivative transactions

Derivative transactions include interest rate-related transactions (interest-rate futures, interest-rate options, interest-rate swaps, and others), currency-related transactions (currency future, currency options, currency swaps, and others), and bond-related transactions (bond futures, bond options, bond swaps, and others).  Fair values of these transactions are based on closing prices on the Osaka Exchange, the Tokyo Financial Exchange, or other exchanges or on values calculated using discounted cash flows, option pricing models, and other valuation techniques used for over-the-counter transactions.

(Note 2)
The carrying amount of financial instruments whose fair values are deemed to be extremely difficult to determine are indicated below, and are not included in “Assets (5) Securities” in fair value information of financial instruments.

(Millions of yen)
Category	Carrying amount
(1) Domestic unlisted stocks (*1) (*3)	3,175
(2) Unlisted REIT (*1)	2,529
(3) Investments in investment partnerships (*2)(*3)	207
(4) Foreign unlisted stocks (*1)	0
Total	5,912

(*1)
The Group do not consider domestic unlisted stocks, unlisted REIT and foreign unlisted stocks as being subject to fair value disclosure requirements because these securities have no market prices available and there is no reliable valuation technique to estimate fair value.

(*2)
The Group do not consider investments in investment partnerships as being subject to fair value disclosure requirements because assets of investment partnerships consist of unlisted stocks and other financial instruments for which there is no reliable valuation technique to estimate fair value.

(*3)	During the year ended March 31, 2014, the Group recognized impairment losses of 44 million yen and 40 million yen on investments in investment partnerships, respectively.

(Note 3)	Projected redemption amounts for money claims and securities that have maturity dates after the date of consolidated financial statements
(Millions of yen)
	1 year or less	More than 1 year but not more than 3 years	More than 3 years but not more than 5 years	More than 5 years but not more than 7 years	More than 7 years but not more than 10 years	More than 10 years
Due from banks	107,771	―	―	―	―	―
Call loans and bills purchased	22,290	―	―	―	―	―
Other debt purchased	0	―	―	―	―	192
Securities
Bonds held to maturity	320	47,430	32,883	44,608	135,007	―
Available-for-sale securities that have maturity dates	2,057	50,561	169,056	143	1,886	―
Loans and bills discounted (*)	390,001	405,721	216,719	122,799	188,990	280,398
Total	522,441	503,713	418,660	167,551	325,884	280,590

(*)
Not included above are loans and bills discounted amounting to 71,727 million yen for which redemption amounts cannot be reliably measured such as loans and bills discounted to bankrupt borrowers, virtually bankrupt borrowers, and borrowers with bankruptcy concerns and 155,289 million yen which have no maturity dates.

(Note 4)	Scheduled repayment amount for bonds, borrowed money, and other interest-bearing debts after the date of consolidated financial statements
(Millions of yen)
	1 year or less	More than 1 year but not more than 3 years	More than 3 years but not more than 5 years	More than 5 years but not more than 7 years	More than 7 years but not more than 10 years	More than 10 years
Deposits (*)	2,229,662	118,070	13,856	―	―	―
Negotiable certificates of deposit	28,207	―	―	―	―	―
Borrowed money	283	100	39	5,002	2,000	5,000
Bonds	―	―	―	14,600	16,000	―
Total	2,258,153	118,171	13,896	19,602	18,000	5,000

(*)	Demand deposits are included in deposits with maturity dates of one year or less.

Notes on Securities

In addition to “Securities” in the consolidated balance sheet, “Trading account securities,” and trust beneficiary interests under “Other debt purchased” are included.

1.           Trading-purpose securities (as of March 31, 2014)

Valuation difference included in gains/losses of the consolidated fiscal year (millions of yen)
Trading-purpose securities	(0)

2.           Bonds held to maturity (as of March 31, 2014)

	Type	Book value (Millions of yen)	Market value (Millions of yen)	Difference (Millions of yen)
Bonds of which fair value is exceeding consolidated balance sheet amount	Japanese Government Bonds	183,549	188,893	5,343
	Municipal Government Bonds	42,490	42,809	319
	Corporate bonds	18,935	19,099	163
	Foreign bonds	10,263	10,608	345
	Subtotal	255,239	261,410	6,171
Bonds of which fair value is not exceeding consolidated balance sheet amount	Japanese Government Bonds	5,011	4,995	(16)
	Municipal Government Bonds	―	―	―
	Corporate bonds	―	―	―
	Foreign bonds	―	―	―
	Subtotal	5,011	4,995	(16)
Total		260,251	266,406	6,154

3.           Available-for-sale securities (as of March 31, 2014)

	Type	Book value (Millions of yen)	Acquisition cost (Millions of yen)	Difference (Millions of yen)
Bonds of which fair value is exceeding consolidated balance sheet amount	Stocks	12,132	9,155	2,977
	Bonds	207,694	206,927	766
	Japanese Government Bonds	126,376	126,025	351
	Municipal Government Bonds	7,157	7,124	32
	Corporate Bonds	74,160	73,777	382
	Other	1,615	1,479	135
	Investment trust	1,615	1,479	135
	Subtotal	221,442	217,563	3,879
Bonds of which fair value is not exceeding consolidated balance sheet amount	Stocks	9,815	11,141	(1,325)
	Bonds	16,009	16,133	(123)
	Japanese Government Bonds	―	―	―
	Municipal Government Bonds	―	―	―
	Corporate Bonds	16,009	16,133	(123)
	Other	436	449	(12)
	Investment trust	436	449	(12)
	Subtotal	26,262	27,724	(1,462)
Total		247,705	245,287	2,417

4.	Available-for-sale securities sold during the consolidated fiscal year (from April 1, 2013 to March 31, 2014)

	Amount of sale (Millions of yen)	Total gain (Millions of yen)	Total loss (Millions of yen)
Shares	3,786	1,011	0
Bonds	236,664	755	16
Japanese Government Bonds	234,251	737	9
Corporate bonds	2,412	18	7
Other	404	22	―
Total	240,855	1,789	16

5.	Securities for which we posted impairment loss

For the securities other than trading-purpose securities (excluding those whose fair values are deemed to be extremely difficult to determine), and whose market value had dropped substantially compared to their cost of acquisition, we applied fair value in the consolidated balance sheet and recognized impairment loss for unrealized loss in the consolidated statement of operations (hereafter, referred to as “recognition of impairment loss”) unless the securities in question are deemed to have a reasonable likelihood of returning to their acquisition cost level.

No impairment amount is recorded for the consolidated fiscal year.

The criteria for determining that fair value of securities with market value had dropped substantially are as follows: Securities whose market values as of the date of consolidated financial statements (including interim financial statements) date have dropped by 50% or more compared to their acquisition costs shall be written down to their current market values.  Securities whose market values have dropped by at least 30% but less than 50%, compared to their acquisition costs shall be written down to their current market values, with the exception of securities deemed to have a reasonable likelihood of returning to their acquisition cost levels within the foreseeable future.

Lease Real Property

Because the total amount of lease real property at the end of the consolidated fiscal year was not material, the Bank omitted its descriptions.

Notes on Tax-effect Accounting

Pursuant to the Act on Partial Revision of Income Tax, etc. (Act No. 10 of 2014) promulgated on March 31, 2014, special income tax for reconstruction has been abolished from the business year commencing on or after April 1, 2014.  In connection with this revision, the statutory effective tax rate used for calculating deferred tax assets and deferred tax liabilities imposed on temporary differences expected to be reversed during the business year commencing on April 1, 2014 has been reduced from previous 38.01% to 35.64%.  As a result of this change of tax rate, deferred tax assets has been reduced by 253 million yen, deferred tax liabilities increased by 1 million yen, and income tax – deferred increased by 254 million yen.

Per Share Information

Net assets per share	2,082.19 yen
Net income per share	127.71 yen
Diluted net income per share	127.42 yen

Asset Retirement Obligations

Asset retirement obligations recognized on the consolidated balance sheet were as follows.

(1)         Summary of asset retirement obligations

Restoration obligations under buildings lease agreements of the Bank

(2)         Calculation for the amount of asset retirement obligations

The Bank calculated the amount of asset retirement obligations based on the estimated useful lives from 5 to 47 years and discount rates from 0.553% to 2.308%.

(3)	Changes in the total amount of asset retirement obligations for the consolidated fiscal year

Balance at the beginning of fiscal year	198 million yen
Increase related to acquisition of tangible assets	5 million yen
Adjustment over time	2 million yen
Reduction resulting from redemption	(4 million yen)
Balance at end of fiscal year	202 million yen

Material Subsequent Events

The Bank and The Yachiyo Bank, Limited (President: Isao Sakai, “Yachiyo Bank,” and together with the Bank collectively, the “Banks”), at the meeting of the respective board of directors held on May 2, 2014, resolved that the Banks will establish Tokyo TY Financial Group, Inc. (the “Joint Holding Company”) which will become their sole parent company on October 1, 2014 (the “Effective Date”) by way of share transfer (the “Share Transfer”) and resolved the outline of the Joint Holding Company and the terms and conditions of the Share Transfer, on the condition that the share transfer is approved at the general shareholders meeting of the respective Banks and approvals and authorizations are obtained from the relevant authorities.  In addition, the Banks executed the Business Integration Agreement and jointly prepared the Share Transfer plan on the same day.

1.	Background and Purpose

(1)	Background

The Banks discussed and considered establishing a Joint Holding Company through the Share Transfer on or around October 1, 2014.

The Banks have separately worked to establish stable profit foundations by achieving their corporate missions as regional banks with head offices located in Tokyo, the capital city of Japan.  At the same time, the Banks entered into a Memorandum of Understanding regarding Consideration of a Business Cooperation in 2000, and since then have developed a long relationship of mutual trust which has enabled them to earnestly and quickly tackle problems through measures such as entering into an ATM alliance, sharing a common mailing system, and recently holding co-sponsored client business meetings.

However, it is envisioned that the future operating environment for the local financial businesses in the Tokyo metropolitan area will become more severe as the economic environment that the Banks are competing in changes with time.  For example, the number of businesses is expected to decrease, and population decline is anticipated in the near future as a result of dwindling birthrates and aging of the population.  Furthermore, regional banks in rural areas are expected to expand their businesses to the metropolitan area, where intense competition with major banks and other financial institutions already exist.  In such an environment, in order to demonstrate their position as leaders among the regional banks and to contribute to the local economy, establishing a firm management foundation where the Banks may make their presence felt in the market in terms of both size and quality has become their important business goal.

Under such circumstances, the Banks have mutually recognized that it is in their best business interest to develop a new regional financial group (the “New Financial Group”) based in metropolitan Tokyo, where the Banks are based, by enhancing their existing business cooperation and pooling their business resources.  The Banks have accordingly reached the final agreement on the business integration.

(2)	Purpose

With the objective of maximizing corporate value, the Banks have chosen to establish a joint holding company through the Share Transfer in order to realize the synergistic effect of the integration at an early date while capitalizing on the local brands of the respective Banks.  Under the New Financial Group, the Banks will facilitate sharing sophisticated consulting functions with each other, developing products and services tailored to customer needs, strengthening relationships with local governments, and integrating overlapping operations.  Through such efforts, the Banks aim to contribute to the local communities by improving corporate value through better customer satisfaction, increased competitiveness and more efficient management.

2.	Method of Share Transfer, Details of Allotment in Share Transfer

(1)	Method of share transfer

The shares of the Banks held by the respective Banks’ shareholders are expected to be transferred to the Joint Holding Company as of October 1, 2014, and the new shares issued by the Joint Holding Company are expected to be allotted to the shareholders of the Banks.  However, the schedule or form of business integration may change in the future upon discussion between the Banks based on consideration of applicable laws and regulations and other factors.

(2)	Allotment of shares (share transfer ratio)

Name	Tokyo Tomin Bank	Yachiyo Bank
Share transfer ratio	0.37	1

(Note 1)	Share transfer ratio

Tokyo Tomin Bank shareholders will receive 0.37 shares of the Joint Holding Company common stock for each share of Tokyo Tomin Bank common stock, and Yachiyo Bank shareholders will receive 1 share of the Joint Holding Company common stock for each share of Yachiyo Bank common stock.  The number of shares per unit of the Joint Holding Company will be 100 shares.

Shareholders of the Banks who will receive fractional shares of the Joint Holding Company common stock through the Share Transfer will be paid an amount equivalent to such fractional shares pursuant to Article 234 of the Companies Act and other related laws and regulations.

(Note 2)	Number of new shares to be delivered by the Joint Holding Company (planned)

29,225,724 shares of common stock

The above number is based on the total number of issued and outstanding shares of Tokyo Tomin Bank common stock as of March 31, 2014 (40,050,527 shares) and the total number of issued and outstanding shares of Yachiyo Bank common stock as of March 31, 2014 (15,522,991 shares).  Each bank plans to cancel its treasury stock that it owns, to the extent practically possible, until right before the Joint Holding Company acquires all of the Banks’ issued and outstanding shares (the “Record Time”).  Accordingly, the number of Tokyo Tomin Bank treasury stock as of March 31, 2014 (1,238,150 shares) and the number of Yachiyo Bank treasury stock as of March 31, 2014 (657,846 shares) are excluded in calculating the above-mentioned number of new shares of common stock to be delivered by the Joint Holding Company.

If the number of the Banks’ treasury stock as of March 31, 2014 changes on or before the Record Time, such as where a shareholder of Yachiyo Bank or Tokyo Tomin Bank exercises its right to demand that such bank repurchases such shareholder’s shares, the number of new shares to be issued by the Joint Holding Company may change.

(Note 3)	Treatment of fractional units

The shareholders of the Banks who receive a fractional unit (a unit equals 100 shares) of the Joint Holding Company common stock as a result of the Share Transfer will not be able to sell their fractional units on the TSE or another financial instruments exchange.  The shareholders who hold such fractional unit may compel the Joint Holding Company to repurchase their fractional units in accordance with the provisions of Article 192(1) of the Companies Act.  In accordance with Article 194(1) of the Companies Act and pursuant to the Joint Holding Company’s Articles of Incorporation, the shareholders holding fractional units may compel the Joint Holding Company to offer for sale the number of shares necessary to achieve a whole unit (100 shares) with respect to shares for which they only have a fractional unit.

3.	Schedule

October 10, 2013 (Thursday)	Execution of the Basic Agreement regarding Consideration of the Business Integration between the Banks
March 31, 2014 (Monday)	The record date for the ordinary general meetings of shareholders of the Banks
May 2, 2014 (Friday)	Board meetings of the Banks to approve the business integration agreement and the Share Transfer plan
May 2, 2014 (Friday)	Execution of the business integration agreement and preparation of the Share Transfer plan by the Banks
June 27, 2014 (Friday) (planned)	Ordinary general meetings of shareholders of the Banks to approve the Share Transfer plan
* In addition to the ordinary general meeting of shareholders, Tokyo Tomin Bank plans to hold a class shareholders meeting for its common shareholders to approve the Share Transfer plan.
September 26, 2014 (Friday) (planned)	Delisting the shares of the Banks from the TSE
October 1, 2014 (Wednesday) (planned)	Registration of the incorporation of the Joint Holding Company (Effective Date)
October 1, 2014 (Wednesday) (planned)	Listing of shares of the Joint Holding Company

4.	Overview of Party to Share Transfer (as of end of December 2013)

Trade name	The Yachiyo Bank, Limited
Business	General banking business
Establishment date	December 6, 1924 (founding date)
Location of the head office	5-9-2, Shinjuku, Shinjuku-ku, Tokyo, Japan
Representative	President Isao Sakai
Capital	43,734 million yen
Issued and outstanding shares	15,522,991 shares
Total assets (consolidated)	2,226,658 million yen
Net Assets (consolidated)	98,243 million yen
Account balance (non-consolidated)	2,094,911 million yen
Loan balance (non-consolidated)	1,420,955 million yen
Fiscal year end	March 31
Results of operations	Fiscal year	FY ended March 31, 2013
	Ordinary revenue (consolidated)	42,852 million yen
	Ordinary income (consolidated)	7,787 million yen
	Net income (consolidated)	5,638 million yen

5.	Overview of the Newly Established Company (Joint Holding Company)

(1) Trade name	Tokyo TY Financial Group, Inc.
(2) Business	Management of banks and companies that are permitted to be owned as subsidiaries under the Banking Act, and all other work incidental thereto
(3) Location of the head office	5-9-2, Shinjuku, Shinjuku-ku, Tokyo
(4) Representatives and offices (planned)	Chairman and Representative Director:	Isao Sakai	(currently, President of Yachiyo Bank)
	President and Representative Director:	Akihiro Kakizaki	(currently, President of Tokyo Tomin Bank)
	Director:	Isao Kobayashi	(currently, Chairman of Tokyo Tomin Bank)
	Director:	Kazuyuki Takahashi	(currently, Senior Managing Director of Yachiyo Bank)
	Director:	Hirokazu Tahara	(currently, Senior Managing Director of Yachiyo Bank)
	Director:	Takashi Sakamoto	(currently, Senior Managing Director of Tokyo Tomin Bank)
	Director:	Keizo Ajioka	(currently, Managing Director of Tokyo Tomin Bank)
	Director:	Kenji Suzuki	(currently, Managing Director of Yachiyo Bank)
	Director:	Akio Sato	(currently, Outside Company Auditor of Tokyo Tomin Bank)
	Director:	Ryuji Miura	(currently, Outside Company Auditor of Yachiyo Bank)
	Company Auditor:	Kazunori Tada	(currently, Company Auditor of Yachiyo Bank)
	Company Auditor:	Yasuhiko Katayama	(currently, Company Auditor of Tokyo Tomin Bank)
	Company Auditor:	Nobuko Inaba	(currently, certified public accountant of Hayabusa Audit Corporation)
	Company Auditor:	Kayo Todo	(currently, attorney of Kohwa Sohgoh Law Offices, and professionally goes by Kayo Kurosawa)
	Substitute Company Auditor:	Kenji Endo	(currently, attorney of Endo Law Offices)
(Substitute for Company Auditor Nobuko Inaba)
	Substitute Company Auditor:	Yuriko Miyamura	(currently, certified tax accountant of Hongo Tsuji Tax & Consulting)
(Substitute for Company Auditor Kayo Todo)
(Note 1)  Directors Akio Sato and Ryuji Miura are outside directors defined under Article 2(15) of the Companies Act.
(Note 2)  Company Auditors Nobuko Inaba and Kayo Todo are outside company auditors defined under Article 2(16) of the Companies Act.

(5) Capital	20,000 million yen
(6) Capital reserve	5,000 million yen
(7) Fiscal year end	March 31

6.	Overview of Accounting in Connection with the Share Transfer

The purchase method of accounting is expected to be used, since the Share Transfer is regarded as an acquisition under the Accounting Standards for Business Combinations.  The amount of goodwill (or negative goodwill) arising as a result of the Share Transfer has not been determined at the present stage.

Cautionary Statement Regarding Forward-Looking Statements

This convocation notice contains forward-looking statements that reflect the Bank’s plans and expectations. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the Bank and the other relevant parties actual results, performance, achievements or financial position to be materially different from any future results, performance, achievements or financial position expressed or implied by these forward-looking statements. These forward-looking statements may be identified by words such as ‘believes’, ‘expects’, ‘anticipates’, ‘projects’, ‘intends’, ‘should’, ‘seeks’, ‘estimates’, ‘future’ or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. Actual results may differ materially in the future from those reflected in forward-looking statements contained in this document, due to various factors including but not limited to: failure of the parties to agree on some or all of the terms of the transactions; failure to obtain a necessary shareholders’ approval; inability to obtain some or all necessary regulatory approvals or to fulfill any other condition to the closing of the transaction; changes in laws or accounting standards, or other changes in the business environment relevant to the parties; challenges in executing our business strategies; the effects of financial instability or other changes in general economic or industry conditions; and other risks to consummation of the transaction.